PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 26, 1999
--------------------------------------------------------------------------------
                                  $78,146,000
                      ABFS EQUIPMENT CONTRACT TRUST 1999-A
                 EQUIPMENT CONTRACT-BACKED NOTES, SERIES 1999-A
                      $15,000,000 5.3925% CLASS A-1 NOTES
                       $13,000,000 6.025% CLASS A-2 NOTES
                       $34,160,000 6.650% CLASS A-3 NOTES
                       $10,000,000 6.650% CLASS A-4 NOTES
                        $5,986,000 6.940% CLASS B NOTES

               [American Business Financial Services Inc. LOGO]

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor
--------------------------------------------------------------------------------

                             YOU SHOULD READ THE SECTION ENTITLED "RISK
                             FACTORS" STARTING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES. The notes represent non-recourse obligations of the trust only and are not interests in or obligations of any other person. Neither the notes nor the underlying contracts will be insured or guaranteed by any governmental agency or instrumentality.

THE TRUST FUND --

o The trust fund consists primarily of two pledged notes which are secured by a pool of receivables consisting of direct finance leases and commercial loans and the security interests in the underlying equipment.

THE OFFERED NOTES --

o Each class of notes will be backed primarily by a pledge of the two pledged notes.

CREDIT ENHANCEMENT --

o The class A notes will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and to specified payments of principal pursuant to the terms of a financial guaranty insurance policy to be issued by

[FSA LOGO]

o The class A notes are senior to the class B notes. The class B notes are senior to the residual ownership interests in the trust.

          ORIGINAL NOTE          PRICE TO THE      UNDERWRITING     PROCEEDS TO THE        FINAL STATED
CLASS     PRINCIPAL BALANCE         PUBLIC           DISCOUNT          DEPOSITOR          MATURITY DATE
-----     -----------------     --------------     ------------     ---------------     ------------------
A-1          $15,000,000         100.000000%          0.35%         $ 14,947,500.00       July 15, 2000
A-2          $13,000,000         100.000000%          0.35%         $ 12,954,500.00       June 15, 2001
A-3          $34,160,000         100.000000%          0.35%         $ 34,040,440.00     December 15, 2003
A-4          $10,000,000          98.609375%          0.35%         $  9,825,937.50     November 15, 2007
B            $ 5,986,000             N/A               N/A                N/A           November 15, 2007
             -----------        --------------     ------------     ---------------
Total        $78,146,000        $72,020,937.50     $252,560.00      $ 71,768,377.50

        In addition to the price stated above, class A-2, class A-3 and class A-4 noteholders will also be required to pay the interest that has accrued on their note from June 15, 1999 to the closing date. The proceeds to the depositor were calculated without taking into effect the expenses of this offering, which are estimated to be $300,000. The class B notes will be delivered by the trust to the originator in consideration of the sale of the contracts. The class B notes may be resold from time to time in negotiated transactions at varying prices to be determined at the time of resale.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             PRUDENTIAL SECURITIES

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 24, 1999

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents lists the pages on which these captions are located.

                                Table of Contents


Summary...........................................S-1
Risk Factors......................................S-4
Transaction Overview..............................S-7
     Parties......................................S-7
     The Transaction..............................S-8
The Contract Pool.................................S-8
     The Contracts................................S-8
     The Equipment Subject to the Contracts......S-10
     Subsequent Contracts........................S-10
     Substitutions and Modifications.............S-10
The Originator and the Servicer..................S-19
     The Originator..............................S-19
     The Servicer................................S-21
Formation of the Trust...........................S-22
     The Owner Trustee...........................S-22
Description of the Notes.........................S-22
     The Offered Notes...........................S-23
     The Security for the Notes..................S-23
     Conveyance of Receivables...................S-24
     Representations and Warranties of the
       Originator................................S-25
     Indemnification.............................S-25
     Servicer Advances...........................S-26
     Flow of Funds...............................S-26
     Withholding.................................S-28
     Reports to Noteholders......................S-28
     Optional Redemption.........................S-29
     Servicing...................................S-29
     The Servicer Not to Resign..................S-29
     Events of Servicing Termination.............S-30
     Rights Upon an Event of Servicing
       Termination...............................S-31
     Events of Default...........................S-31
     Amendment...................................S-32
The Indenture Trustee and the Back-up Servicer...S-32
     Duties and Immunities of the Indenture
       Trustee...................................S-33
     Duties of the Back-up Servicer..............S-33
Prepayment and Yield Considerations..............S-33
     Weighted Average Lives of the Offered
       Notes.....................................S-34
The Note Insurance Policy........................S-38
The Note Insurer.................................S-41
     The Note Insurer............................S-41
     Reinsurance.................................S-42
     Ratings.....................................S-42
     Capitalization..............................S-42
     Insurance Regulation........................S-43
Material Federal Income Tax Consequences.........S-43
     Tax Characterization of the Trust and the
       Transferors...............................S-44
     Tax Consequences to Holders of the Notes....S-44
State and Local Income Tax Considerations........S-47
ERISA Considerations.............................S-47
Legal Investment.................................S-48
Underwriting.....................................S-48
Incorporation of Information by Reference........S-49
Additional Information...........................S-50
Experts..........................................S-50
Legal Matters....................................S-50
Ratings..........................................S-51
Glossary.........................................S-52

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     Summary

            This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the notes.


The Notes and the Residual Interests

The ABFS Equipment Contract Trust 1999-A will issue five classes of its equipment contract-backed notes, series 1999-A: the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes. The notes are being offered to you by this prospectus supplement.

Each class of notes will be secured by a pledge of the two pledged notes owned by the trust. Both pledged notes are secured primarily by a pool of receivables consisting of direct finance leases and commercial loans and the security interests in the underlying equipment.

Each class of notes will accrue interest at an interest rate, have an original principal balance and have a final stated maturity date as specified on the cover of this prospectus supplement.

The trust will also issue residual interests. The residual interests will represent the entire beneficial ownership interest in the trust remaining after payments on the notes have been made. The residual interest holders will be entitled to receive specified payments on each payment date, but only to the extent that all payments due under the notes have been made to the noteholders on that payment date. The residual interests are not offered by this prospectus supplement.

Distributions

Distributions on the notes will be made on each payment date to the holders of record on the record date. Distributions to a holder will be made in an amount equal to the holder's percentage interest of the total amount distributed to the holder's class of notes on that distribution date.

o Payment Dates. Payments will be made on the 15th day of each month, or, if the 15th is not a business day, on the next business day, beginning on July 15, 1999.

o Record Dates. The record date for the notes will be the last calendar day of the month preceding a payment date, or, in the case of the July 15, 1999 payment date, the closing date.

Distributions of Interest

On each distribution date, each class of notes is entitled to receive its current interest.

o Current Interest. The current interest for a payment date is the interest which accrues on a class of notes at that class's note rate on the outstanding principal balance of the class during the accrual period.

o Accrual Period. The accrual period for a payment date is the period from the preceding payment date up to, but excluding, the current payment date.

All computations of interest accrued on the class A-1 notes will be made on the basis of the actual number of days in the accrual period and a 360-day year. All computations of interest accrued on the other classes of notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of Principal

The holders of the notes and the residual interests are generally entitled to receive distributions of principal on each payment date in an aggregate amount equal to the sum of the scheduled payments, final scheduled payments and any recoveries on defaulted contracts received on the contract pool during the preceding calendar month. The holders of the most senior class of notes outstanding are also entitled to receive additional principal distributions on each payment date in an aggregate amount equal to the aggregate amount of prepayments, repurchases of contracts and amounts received at the end of a contract's term -- up to the originator's booked residual value for the contract -- from the sale or re-lease of the underlying equipment during the preceding calendar month and the unpaid amount of any contract which became a defaulted contract during the preceding calendar month.

However, in accordance with the subordination provisions of the transaction, principal payments will be made first, to the class A notes, second, to the class B notes and third, to the residual interests. Moreover, all principal payments on the class A notes will be made sequentially, so that 100% of the principal payments made to the class A notes will be made to the outstanding class of class A notes with the lowest numerical designation --i.e. the class A-1 notes -- until that class is reduced to zero.

However, if certain restricting events relating to loss or delinquency levels on the contract pool occur, principal payments to the class B noteholders and the residual holders may be suspended and those payments paid to the class A noteholders or, after all of the class A notes have been retired, to the class B noteholders, as an additional payment of principal. This reallocation of payments will continue until the restricting event is cured, waived or the class A notes or class B notes, as applicable, are retired.

This general description of distributions of principal and interest on the notes is subject to floors and restricting events which may result in the reallocation of payments. We refer you to "Description of the Notes--Flow of Funds" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

Credit Enhancement

Credit enhancement is provided by means of the subordination and, for the class A notes, the note insurance policy.

Subordination

The class A notes are senior to the class B notes, which are senior to the residual interests. More senior classes are entitled to principal payments prior to the subordinate classes or interests, which provides credit enhancement for the senior classes. Losses resulting from defaults on the underlying contracts will be absorbed first, by the residual interest holders, second, by the class B noteholders, and third, by the class A noteholders.

The Note Insurance Policy

Financial Security Assurance Inc. will issue a financial guaranty insurance policy for the benefit of the holders of the class A notes.

Under the note insurance policy, the note insurer will be obligated to pay,

o on any payment date, any shortfall in the amount of interest due to the class A noteholders,

o on any payment date, the amount, if any, by which the outstanding principal balance of the class A notes, after giving effect to all other distributions on such payment date, exceeds the outstanding aggregate discounted principal balance of the contract pool and the collateral value of the amount on deposit in the pre-funding account, and

o on the final scheduled maturity date for a class of class A notes, any shortfall in the funds available to pay the outstanding principal balance of that class.

The Contracts

The principal source of payment for the notes will be the payments received from the contract pool. You should not rely on the sale of the underlying leased equipment for payments on your note.

The contracts have the following characteristics:

o The contracts are small-ticket equipment leases and commercial loans, with an initial aggregate discounted principal balance expected to be approximately $69,700,000 on the closing date.

o The discounted principal balance of a contract at any time will be calculated by discounting the remaining scheduled payments and any final scheduled payment on the contract at a discount rate equal to 7.480%.

o The contracts are triple-net leases, which means that the obligor is required to pay all taxes, maintenance and insurance associated with the leased equipment.

o    The contracts are noncancellable by the obligors.

o A contract cannot be prepaid unless the obligor pays at least the outstanding discounted contract principal balance of the contract and any other delinquent scheduled payments due under the contract.

o All payments under the contracts are absolute, unconditional obligations of the obligors.

o The contracts provide that the payments are not subject to set-off or reduction without the lessor's consent.

Pre-Funding Account

On the closing date, approximately $12,300,000 will be deposited into a pre-funding account. These funds will be used from time to time, on or before September 30, 1999, to fund the acquisition of subsequent contracts for addition to the contract pool.

To the extent that any amounts on deposit in the pre-funding account are not used to purchase subsequent contracts by September 30, 1999, the trust will apply these amounts as a pro rata prepayment of the principal balance of the notes on the payment date immediately succeeding the end of the pre-funding period.

Servicing of the Contracts

American Business Leasing, Inc. will act as servicer and will be obligated to service and administer the contracts.

Optional Redemption

The servicer may redeem the notes on any payment date after the aggregate outstanding principal balance of the notes is less than or equal to 10% of the original aggregate principal balance of the notes.

If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of your note, plus any accrued and unpaid interest on your note.

Federal Income Tax Consequences

Dewey Ballantine LLP, special tax counsel to the trust, is of the opinion that, for federal income tax purposes,

o    the notes will be treated as debt, and

o the trust will not be treated as an association, or publicly traded partnership, taxable as a corporation.

By your acceptance of a note, you agree to treat the notes as debt.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in the prospectus and in this prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and types of Keogh Plans, may purchase the notes. Investors should consult with their counsel regarding the applicability of ERISA before purchasing a note.

Ratings

The trust will not issue the notes unless they have been assigned the following ratings:

    Class       Moody's       S&P         DCR
    -----       -------       ---         ---
     A-1          P-1         A-1+         --
     A-2          Aaa         AAA          --
     A-3          Aaa         AAA          --
     A-4          Aaa         AAA          --
      B            --          --          BBB

These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                  Risk Factors

         In addition to the risk factors discussed in the prospectus, prospective noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes. Unless otherwise noted, all statistical percentages are based upon the contract pool that existed on a statistical calculation date of May 6, 1999.

Concentrations of the obligors and the equipment underlying the contracts in particular geographic jurisdictions may result in losses on your note if those regions experience economic downturns.

                  As of the statistical calculation date, the obligors and underlying equipment with respect to approximately 22.03% and 10.82% of the contracts were located in the states of California and Florida, respectively. To the extent adverse events or economic conditions are particularly severe in these jurisdictions or in the event an obligor or group of obligors in these jurisdictions were to experience financial difficulties due to the economic conditions specific to these jurisdictions, the delinquency and loss experience of the contract pool could be adversely impacted and you could experience delays in receiving payments or suffer losses on your note.

Prepayments of principal may adversely affect the yield on your note.

                  Payments on the contracts may include several types of prepayments, including partial and full prepayments by the obligor, payments upon the liquidation of defaulted contracts and payments by the originator or the servicer on account of breaches of representations and warranties concerning the receivables. These prepayments will be distributed to the noteholders in reduction of the principal balance of the notes. The risk of reinvesting these early distributions of the principal will be borne by you and there can be no assurance that you will be able to reinvest them at a yield equaling or exceeding the yield on your note.

                  The yield to maturity on notes purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments. Noteholders should consider, in the case of notes purchased at a discount, the risk that a slower than anticipated rate of prepayments on the contracts could result in an actual yield that is less than the anticipated yield and, in the case of any notes purchased at a premium, the risk that a faster than anticipated rate of prepayments on the contracts could result in an actual yield that is less than the anticipated yield.

                  In addition, if the funds on deposit in the pre-funding account are not fully applied to the purchase of subsequent contracts during the pre-funding period, the remaining funds will be used to make a principal prepayment on the notes following the end of the pre-funding period. The purchase of subsequent contracts is dependent on the ability of the originator to originate sufficient subsequent contracts that meet the eligibility criteria described in this prospectus supplement. The ability of the originator to originate subsequent contracts may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the originator does not originate sufficient subsequent contracts, there will be a prepayment on the notes. The risk of reinvesting such a prepayment of the principal will be borne by you and there can be no assurance that you will be able to reinvest them at a yield equaling or exceeding the yield on your note.

Year 2000 issues could lead to delays in payment or losses on your note.

                  There is a significant uncertainty regarding the effect of the year 2000 problem because computer systems or other systems with embedded technology that do not properly recognize date sensitive information when the year changes to 2000 could generate erroneous data or altogether fail. The servicer and the originator, as well as third parties that have relationships with them, including vendors and obligors, may experience significant year 2000 issues. These issues may have a serious adverse effect on the operations of the originator, the servicer, or these third parties, including, without limitation, inaccurate reports or other data or a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on their business, financial condition and results of operations.

If DTC experiences year 2000 problems, you could experience delays in payment or losses on your note.

                  If problems associated with the year 2000 issue were to occur with respect to DTC, its systems -- as they relate to the timely payment of distributions, to book-entry deliveries, and to settlement of trades within DTC -- or third parties -- including, but not limited to, issuers, their agents and DTC's participating organizations as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers among others -- distributions to the beneficial owners of notes could be delayed or otherwise adversely affected.

Payments on the notes are primarily funded by collections on the contract pool; if credit enhancement is exhausted for your class of notes, losses on the contract pool will lead to losses on your note.

                  The principal source of funds for the repayment of the notes are the collections on the contract pool. Thus, losses on the contract pool may cause losses on your note. The structure of the transaction provides for a limited level of credit enhancement for the notes by means of subordination. The residual interests are in a first-loss position. Losses on the contract pool will be allocated to the residual interests prior to any losses being allocated to the notes. The class B notes are in a second-loss position, which means that investors in the class B notes are likely to suffer losses if the residual interests are exhausted.

                  In addition, high losses or delinquencies on the contract pool may trigger a restricting event. If a restricting event occurs, principal payments on the class B notes will be suspended and reallocated to the class A noteholders. This allocation will continue until the restricting event is cured or the class A notes are retired. Such an allocation would change the expected weighted average life of the notes and could adversely affect the yield on your note.

The bankruptcy of the originator could lead to delays in payments or losses on your note.

                  If the originator, or the third-party companies from which the originator purchased the contracts, were to file for bankruptcy, the bankruptcy trustee might seek to repudiate the contracts and/or claim an interest in the contract pool. Such an attempt, even if unsuccessful, could result in delays in payments on your note. If such attempts were successful, the recovery on the contracts would be limited to the then current value of the contracts. Thus, the noteholders would lose the right to future payments and could possibly incur reinvestment losses on amounts recovered.

Because the ratings of the class A notes are dependent upon the creditworthiness of the note insurer, a downgrade of the note insurer could cause a downgrade of the class A notes.

                  The ratings of the class A notes will depend primarily on the creditworthiness of the note insurer as the provider of the note insurance policy relating to the class A notes. Any reduction in the note insurer's insurance financial strength or claims-paying ability ratings could result in a reduction of the ratings on the class A notes.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

                              Transaction Overview

Parties

         The Trust. ABFS Equipment Contract Trust 1999-A, a Delaware statutory business trust. The principal executive office of the trust is in Wilmington, Delaware, in care of the owner trustee, at the address of the owner trustee specified below.

         The Depositor. Prudential Securities Secured Financing Corporation, a Delaware corporation. The principal executive office of the depositor is located at One New York Plaza, 14th Floor, New York, New York 10292, and its telephone number is (212) 778-1000.

         The Transferors. ABFS Residual LLC 1999-A and ABFS Finance LLC 1999-A, each of which is owned by the originator. The principal executive office of the each of the transferors is at Balapointe Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004, and their telephone number is (610) 668-2440.

         The Originator. American Business Leasing, Inc., a Pennsylvania corporation, originated or purchased the contracts. For a description of the business of the originator, see "The Originator and the Servicer" herein.

         The Servicer. American Business Leasing will act as servicer of the contracts. For a description of the business of the servicer, see "The Originator and the Servicer" herein.

         The Indenture Trustee and the Back-up Servicer. The Chase Manhattan Bank, a New York banking corporation. The corporate trust office of the indenture trustee is located at 450 West 33rd Street, New York, New York 10001, and its telephone number is (212) 946-3216. For a description of the indenture trustee and its responsibilities with respect to the notes, see "The Indenture Trustee" herein.

         The Owner Trustee. First Union Trust Company, National Association, a national banking association. The corporate trust office of the owner trustee is located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (302) 888-7539. For a description of the owner trustee and its responsibilities with respect to the notes, see "The Owner Trustee" herein.

         The Collateral Agent. Chase Bank of Texas, N.A., a national banking association. The corporate trust office of the collateral agent is located at 801 West Greens Road, Houston, Texas 77067, and its telephone number is (281) 775-5400.

         The Note Insurer. Financial Security Assurance Inc., a New York financial guaranty insurance company. The note insurer will issue a financial guaranty insurance policy for the benefit of the holders of the class A notes. For a description of the business and selected financial information of the note insurer, see "The Note Insurance Policy" and "The Note Insurer" herein.

         The Rating Agencies. Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the class A notes, and Duff & Phelps Credit Rating Co. will issue a rating with respect to the class B notes.

The Transaction

         Formation of the Trust and Issuance of the Residual Interests. The trust will be formed pursuant to the terms of a Trust Agreement, dated as of June 1, 1999, between the owner trustee, the depositor and the transferors. Under the Trust Agreement, the trust will also issue the residual interests to the transferors, together evidencing the entire beneficial ownership interest in the trust.

         Sale of the Receivables. The receivables have been originated or purchased by the originator pursuant to its underwriting guidelines, as described under "The Originator and the Servicer." The originator will sell the receivables to the transferors pursuant to the terms of a Receivables Sale Agreement, dated as of June 1, 1999, among the originator and the transferors. The Receivables Sale Agreement provides that one of the transferors, ABFS Finance LLC 1999-A, will acquire that portion of the receivables which are characterized as "financial assets" under U.S. GAAP -- which consist of, among other things, the contracts, other than the contracts, if any, which are "true" or "operating" leases -- while the other transferor, ABFS Residual LLC 1999-A, will acquire that portion of the receivables which are not characterized as "financial assets" under U.S. GAAP -- which consist of, among other things, the contracts, if any, which are "true" or "operating" leases, the ownership interest or security interest of the originator in each item of equipment and any Residual Receipts.

         Servicing of the Contracts. The servicer will service the receivables pursuant to the terms of a Servicing Agreement, dated as of June 1, 1999, among the servicer, the originator, the transferors, the trust, the indenture trustee and the back-up servicer.

         Issuance and Transfer of the Pledged Notes. The transferors will issue the pledged notes and the depositor, as sponsor of the trust, will direct the transferors to transfer the pledged notes to the trust pursuant to the terms of a Receivables Pledge Agreement, dated as of June 1, 1999, among the transferors, the trust, the depositor and the indenture trustee.

         Issuance of the Notes. Pursuant to the terms of an Indenture, dated as of June 1, 1999, between the trust, the servicer, the back-up servicer and the indenture trustee, the trust will pledge the trust fund to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.

         Issuance of the Note Insurance Policy. The note insurer will issue the note insurance policy pursuant to the terms of an Insurance and Indemnity Agreement, dated as of June 1, 1999 among the note insurer, the trust, the depositor, the transferors, the originator and the servicer.

                                The Contract Pool

The Contracts

         The contracts consist of small-ticket leases and commercial loans acquired by the originator from third parties or originated directly by the originator or its affiliates. The receivables consist of the contracts and certain interests in the related equipment or other property. See "The Originator and the Servicer" herein.

         The statistical information concerning the pool of contracts set forth herein is based upon the contract pool that existed on a statistical calculation date of May 6, 1999. As of the statistical calculation date, the contracts had an Aggregate Discounted Contract Principal Balance of $61,261,895.43, which was calculated using a statistical discount rate 7.25%. The Aggregate Discounted Contract Principal Balance of the actual contract pool will be calculated using an actual discount rate of 7.480%, which is equal to the sum of the servicing fee rate, the back-up servicing fee rate, the indenture trustee fee rate and the class B note rate. The Aggregate Discounted Contract Principal Balance of the contracts in the actual contract pool on the closing date is expected to be greater than the Aggregate Discounted Contract Principal Balance of the contracts in the statistical contract pool as set forth in this prospectus supplement. The additional contracts will represent contracts acquired by the transferors on or prior to the closing date.

         Between the statistical calculation date and the closing date, some amortization of the pool is expected to occur. In addition, certain contracts included in the pool as of the statistical calculation date may be determined not to meet the eligibility requirements for the final contract pool, and may not be included in the final contract pool. While the statistical distribution of the characteristics as of the closing date for the final contract pool and calculated at the discount rate will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date and calculated at the statistical discount rate as presented in this prospectus supplement, such variance is not expected to be material.

         In the event that the transferors do not, as of the closing date, have the full amount of contracts which they expected, the pre-funding account will be increased accordingly; provided, however, that the Pre-Funded Collateral Amount will in no event exceed 25% of the Initial Aggregate Collateral Balance. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the Aggregate Discounted Contract Principal Balance of the statistical contract pool.

         The contracts generally require the periodic, scheduled payment of rent or other payments on a monthly basis, in arrears. In connection with all calculations required to be made pursuant to the transaction documents with respect to the determination of Discounted Contract Principal Balances, on any determination date the Discounted Contract Principal Balance for each contract shall be calculated assuming:

(1)      scheduled payments are due on the last day of each collection period;

(2) scheduled payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

(3) scheduled payments are discounted to the last day of the collection period prior to the determination date.

         The contracts have the characteristics specified in the Transfer Agreements and the Servicing Agreement and described herein, and the contracts eligible to be designated as substitute contracts or subsequent contracts will conform to the characteristics specified in the Transfer Agreements or subsequent Transfer Agreements, as applicable, and herein.

         References herein to percentages refer in each case to the percentage of the Aggregate Discounted Contract Principal Balance of the statistical contract pool as of the statistical calculation date.

         As of the statistical calculation date, the contracts in the statistical contract pool had the following characteristics:

         o the contracts had original terms to maturity of 16 to 84 months, with a weighted average original term to maturity of approximately 52 months;

         o the contracts had remaining terms to maturity of 12 to 83 months, with a weighted average remaining term to maturity of approximately 46 months;

         o the Discounted Contract Principal Balances of the contracts ranged from $1,557.66 to $329,042.13;

         o the contracts relating to the largest obligor are equal to 0.54% of the Aggregate Discounted Contract Principal Balance of the statistical contract pool; and

         o the average Discounted Contract Principal Balance is $22,325.76.

The Equipment Subject to the Contracts

         The equipment subject to the contracts consists of equipment used in a wide variety of businesses consistent with small-ticket equipment leasing. The equipment and other property underlying the contracts may include, but is not limited to, the following: equipment utilized in the offices and clinics of dentists, medical doctors, chiropractors, optometrists, ophthalmologists, veterinarians, and other professional service providers, restaurant equipment, point of sale equipment, computer equipment, copier and facsimile equipment, telecommunications equipment, automobile servicing equipment, materials handling equipment and other general use equipment in the service sector.

Subsequent Contracts

         Subject to the conditions set forth below, prior to the end of the pre-funding period, all or a portion of the balance of funds in the pre-funding account may be released for the purchase by the transferors of subsequent receivables consisting of subsequent contracts and the related equipment, which purchase will result in an increase in the principal balance of the pledged notes.

         Each subsequent contract shall satisfy certain representations and warranties set forth in the Servicing Agreement, including the following:

         o No selection process materially adverse to the interest of the noteholders or the note insurer was used in selecting the subsequent contracts;

         o The note insurer shall have approved the acceptance by the trust of the pledge of such subsequent contracts;

         o The indenture trustee shall have released from the pre-funding account, an amount up to 95.3% of the Aggregate Discounted Contract Principal Balance of all subsequent contracts, calculated as of the date of acquisition, to be pledged to the indenture trustee, on behalf of the trust, on such acquisition date;

         o None of the subsequent contracts then being pledged shall have a final scheduled payment date later than twelve months before the Class A-4 Maturity Date; and

         o Such pledge shall not occur after the end of the pre-funding period.

Substitutions and Modifications

         Pursuant to the Servicing Agreement, with the consent of the note insurer, one or more substitute contracts and the related equipment may be substituted for a contract and the related equipment that (x) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or (y) is required to be reacquired by the originator pursuant to the Servicing Agreement.

         Each substitute contract shall be a contract which satisfies certain representations and warranties set forth herein and in the Servicing Agreement as of the Cut-Off Date for that substitute contract. In addition, the following conditions must be satisfied:

         o With respect to contracts substituted for Defaulted Contracts, Prepayments or Early Termination Contracts, on a cumulative basis from the initial Cut-Off Date, the sum of the Discounted Contract Principal Balance of such substitute contracts, as of the Cut-Off Date for the substitute contract, would not exceed 10% of the Initial Aggregate Collateral Balance;

         o As of the Cut-Off Date for the substitute contract, the substitute contracts then being pledged have an Aggregate Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the contracts being replaced;

         o As of the Cut-Off Date for the substitute contract, none of the substitute contracts then being pledged have a final scheduled maturity date later than 12 months before the Class A-4 Maturity Date;

         o The servicer makes a good faith determination, in accordance with its underwriting guidelines, that the credit quality of the substitute contract is not worse than that of the contract being replaced; and

         o        No substitution shall be permitted if, as a result thereof,
                  (x) the sum of the scheduled payments and any Final Scheduled Payments on all contracts, after giving effect to such substitutions, due in any collection period thereafter would be less than (y) the sum of the scheduled payments and any Final Scheduled Payments which would otherwise be due in such collection period, prior to giving effect to such substitution.

         Under the Servicing Agreement, the servicer is permitted to allow an obligor to prepay a contract in an amount not less than the Prepayment Amount. In addition, in the event that an obligor requests an upgrade or trade-in of equipment, the servicer may remove such equipment and related contract from the pool, but only upon payment of an amount equal to the Reacquisition Amount.

         The servicer may waive, modify or vary any term of a contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the noteholders or the note insurer. However, the servicer will covenant in the Servicing Agreement that,

         o        it will not forgive any payment of rent or principal,

         o unless an obligor is in default, it will not permit any modification with respect to a contract which would defer the payment of any scheduled payment or Final Scheduled Payment or change the final maturity date on any contract; provided, however, that no change in the final maturity date of any contract shall be permitted under any circumstances if the new maturity date for such contract is later than the maturity date of the latest maturing contract then pledged to the trust, and

         o        the servicer may accept Prepayment in part or in full;
                  provided, however, that,

                  o in the event of Prepayment in full, the servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount, and

                  o in the event of a partial Prepayment, the servicer may consent to such partial Prepayment only if (1) following such partial Prepayment, all delinquent scheduled payments then due under the contract have been paid, (2) such partial Prepayment is paid along with an amount equal to the product of (x) one-twelfth, (y) the discount rate and (z) the Discounted Contract Principal Balance of the contract prior to such partial Prepayment and (3) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than the amount of such partial Prepayment. In the case of a partial Prepayment, the servicer is required to accurately recalculate the Discounted Contract Principal Balance of such contract, and the allocation of scheduled payments to principal and interest.

         Pursuant to the Servicing Agreement, the servicer will manage, administer, service and make collections on the contracts, in accordance with a servicing standard which satisfies the terms of the Servicing Agreement, the contracts, the servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small-ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Servicing Agreement. The servicer shall use commercially reasonable best efforts consistent with the servicing standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the contract and remarket, either through sale or re-lease, the equipment and act as sales and processing agent for equipment which it repossesses. The servicer shall follow such practices and procedures as are consistent with the servicing standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the servicer in order to realize recoveries upon such a contract, which may include reasonable efforts to enforce any recourse obligations of obligors and repossessing and selling the equipment at a public or private sale. The foregoing is subject to the provision that, in any case in which the equipment shall have suffered damage, the servicer shall not be required to pay for any repair or towards the repossession of such equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such equipment by an amount greater than the amount of such expenses.

         The following tables set forth certain statistical information relating to the contract pool that existed on the statistical calculation date of May 6, 1999 and are calculated using a statistical discount rate of 7.25%. Certain columns may not total 100% due to rounding.

                        Distribution of the Contracts by
                  Current Discounted Contract Principal Balance

                                                                                              Percentage
               Range of                                            Statistical              of Statistical
         Discounted Contract                 Number of         Discounted Contract       Discounted Contract
          Principal Balance                  Contracts         Principal Balance          Principal Balance
          -----------------                  ---------         -----------------          -----------------
    Greater            Less Than or
      Than               Equal to
    -------            ------------
$          0         $      5,000               456                $1,544,278.36                 2.52%
       5,000               10,000               618                 4,637,086.15                 7.57
      10,000               15,000               454                 5,563,483.82                 9.08
      15,000               20,000               286                 4,993,356.27                 8.15
      20,000               25,000               207                 4,598,145.64                 7.51
      25,000               30,000               152                 4,170,521.76                 6.81
      30,000               35,000               114                 3,682,357.58                 6.01
      35,000               40,000                78                 2,915,998.55                 4.76
      40,000               45,000                66                 2,804,123.47                 4.58
      45,000               50,000                45                 2,130,144.93                 3.48
      50,000               55,000                35                 1,831,036.97                 2.99
      55,000               60,000                32                 1,839,836.92                 3.00
      60,000               65,000                36                 2,247,217.43                 3.67
      65,000               70,000                23                 1,555,900.82                 2.54
      70,000               75,000                13                   939,081.69                 1.53
      75,000               80,000                14                 1,084,788.91                 1.77
      80,000               85,000                 6                   493,384.25                 0.81
      85,000               90,000                19                 1,657,366.60                 2.71
      90,000               95,000                 9                   838,422.96                 1.37
      95,000              100,000                 9                   881,185.06                 1.44
     100,000              105,000                 1                   104,063.38                 0.17
     105,000              110,000                 8                   859,824.12                 1.40
     110,000              115,000                10                 1,123,737.33                 1.83
     115,000              120,000                 3                   351,079.80                 0.57
     120,000              125,000                 3                   366,280.41                 0.60
     125,000              130,000                 3                   388,456.94                 0.63
     130,000              135,000                 4                   526,701.40                 0.86
     135,000              140,000                 6                   820,298.11                 1.34
     140,000              145,000                 5                   714,941.27                 1.17
     145,000              150,000                 2                   294,794.09                 0.48
     150,000              200,000                19                 3,195,911.07                 5.22
     200,000              250,000                 3                   667,860.18                 1.09
     250,000              300,000                 4                 1,111,187.06                 1.81
     300,000              350,000                 1                   329,042.13                 0.54
                                              -----               --------------               ------
         Total......................          2,744               $61,261,895.43               100.00%
                                              =====               ==============               ======

                        Distribution of the Contracts by
                             Original Equipment Cost

                                                                                              Percentage
                                                                   Statistical              of Statistical
               Range of                      Number of         Discounted Contract       Discounted Contract
       Original Equipment Cost               Contracts          Principal Balance         Principal Balance
       -----------------------               ---------          -----------------         -----------------
    Greater            Less Than or
      Than               Equal to
    -------            ------------
$          0         $      5,000               393                $1,282,825.25                 2.09%
       5,000               10,000               645                 4,632,581.23                 7.56
      10,000               15,000               440                 5,212,303.32                 8.51
      15,000               20,000               274                 4,593,094.77                 7.50
      20,000               25,000               235                 4,987,952.38                 8.14
      25,000               30,000               139                 3,556,370.68                 5.81
      30,000               35,000               121                 3,703,803.30                 6.05
      35,000               40,000                86                 3,037,133.94                 4.96
      40,000               45,000                67                 2,699,452.50                 4.41
      45,000               50,000                58                 2,581,784.21                 4.21
      50,000               55,000                34                 1,724,679.14                 2.82
      55,000               60,000                38                 2,042,216.71                 3.33
      60,000               65,000                24                 1,415,865.51                 2.31
      65,000               70,000                27                 1,754,709.20                 2.86
      70,000               75,000                19                 1,292,830.95                 2.11
      75,000               80,000                15                 1,096,588.54                 1.79
      80,000               85,000                15                 1,140,470.90                 1.86
      85,000               90,000                 6                   481,062.04                 0.79
      90,000               95,000                19                 1,629,738.51                 2.66
      95,000              100,000                 6                   534,308.84                 0.87
     100,000              105,000                11                 1,063,037.94                 1.74
     105,000              110,000                 4                   419,627.47                 0.68
     110,000              115,000                 7                   772,090.14                 1.26
     115,000              120,000                 4                   460,788.58                 0.75
     120,000              125,000                 1                    99,348.10                 0.16
     125,000              130,000                 9                 1,151,928.80                 1.88
     130,000              135,000                 5                   635,188.34                 1.04
     135,000              140,000                 2                   264,539.08                 0.43
     140,000              145,000                 2                   272,816.76                 0.45
     145,000              150,000                 4                   549,367.19                 0.90
     150,000              200,000                25                 3,891,110.10                 6.35
     200,000              250,000                 4                   842,051.82                 1.37
     250,000              300,000                 5                 1,440,229.19                 2.35
                                              -----               --------------               ------
         Total......................          2,744               $61,261,895.43               100.00%
                                              =====               ==============               ======

                        Distribution of the Contracts by
                                Top 10 Industries

                                                                                                Percentage
                                                                    Statistical               of Statistical
                                              Number of         Discounted Contract        Discounted Contract
               Industry                       Contracts          Principal Balance          Principal Balance
               --------                       ---------          -----------------          -----------------
Automotive dealers & service stations           165               $2,503,922.12                   4.09%
Auto repair, services, and parking              146                1,959,659.68                   3.20
Business services                               149                3,118,341.50                   5.09
Engineering & management services               109                2,337,037.44                   3.81
Health services                                 483               15,112,908.93                  24.67
Industrial machinery and equipment               31                1,677,508.44                   2.74
Legal services                                  346                7,482,096.76                  12.21
Personal services                               111                3,495,132.87                   5.71
Printing and publishing                         140                5,583,595.80                   9.11
Services, n.e.c.                                181                2,334,418.46                   3.81
Other                                           883               15,657,273.43                  25.56
                                              -----              --------------                 ------
         Total........................        2,744              $61,261,895.43                 100.00%
                                              =====              ==============                 ======

                        Distribution of the Contracts by
                                 Equipment Type

                                                                                                Percentage
                                                                    Statistical               of Statistical
                                              Number of         Discounted Contract        Discounted Contract
            Equipment Type                    Contracts          Principal Balance          Principal Balance
            --------------                    ---------          -----------------          -----------------
100% Software                                   135               $2,367,714.00                   3.86%
Alarm/Security Systems                           84                1,383,089.63                   2.26
Automotive Repair Equipment                     194                2,956,600.44                   4.83
Cash Dispensing                                 133                1,275,527.95                   2.08
Cash Registers                                   20                  265,867.09                   0.43
Cleaning/Janitorial Equipment                    89                2,426,111.02                   3.96
Communications Equipment                        131                1,958,569.60                   3.20
Construction Equipment                           11                  198,606.45                   0.32
Copiers                                          28                  311,261.97                   0.51
Dental equipment                                 60                1,063,930.86                   1.74
Display Booth                                     7                  134,172.20                   0.22
Dry Cleaning                                     25                1,062,154.95                   1.73
Fixtures                                          8                  262,604.10                   0.43
Furniture                                        49                  898,597.93                   1.47
General Computers                               697               13,719,609.75                  22.40
HVAC                                              2                    6,165.81                   0.01
Industrial Equipment                            291                8,478,319.21                  13.84
Medical Equipment                               386               13,245,553.34                  21.62
Mini Computers                                    2                   24,962.10                   0.04
Office Automation Equipment                     109                2,114,896.55                   3.45
Photo/Printing Equipment                        131                5,233,545.88                   8.54
Restaurant Equipment                             42                  296,260.16                   0.48
Server Computer                                   4                   64,002.61                   0.10
Sound Systems                                     3                   22,902.36                   0.04
Vending Equipment                                99                1,404,650.24                   2.29
Workstation Computers                             3                   77,866.59                   0.13
Other                                             1                    8,352.64                   0.01
                                              -----              --------------                 ------
         Total........................        2,744              $61,261,895.43                 100.00%
                                              =====              ==============                 ======

                        Distribution of the Contracts by
                             Obligor Billing Address

                                                                                                Percentage
                                                                     Statistical              of Statistical
                                              Number of          Discounted Contract        Discounted Contract
                 State                        Contracts           Principal Balance          Principal Balance
                 -----                        ---------           -----------------          -----------------
Alabama                                           24                 $547,542.97                   0.89%
Alaska                                             4                   87,455.53                   0.14
Arizona                                           54                1,040,474.80                   1.70
Arkansas                                          22                  315,391.64                   0.51
California                                       483               13,494,558.73                  22.03
Colorado                                          38                  955,410.07                   1.56
Connecticut                                       44                1,286,088.40                   2.10
Delaware                                           3                   30,476.03                   0.05
District of Columbia                              14                  408,410.92                   0.67
Florida                                          366                6,626,406.75                  10.82
Georgia                                           86                1,932,532.42                   3.15
Hawaii                                             9                  253,225.59                   0.41
Idaho                                              9                  154,286.46                   0.25
Illinois                                         139                3,631,976.52                   5.93
Indiana                                           23                  407,728.19                   0.67
Iowa                                              18                  366,651.36                   0.60
Kansas                                            11                  212,376.98                   0.35
Kentucky                                          11                  195,801.20                   0.32
Louisiana                                         17                  286,639.66                   0.47
Maine                                             15                  166,168.25                   0.27
Maryland                                          33                  462,020.21                   0.75
Massachusetts                                     87                1,741,920.55                   2.84
Michigan                                          40                  924,535.70                   1.51
Minnesota                                         19                  530,532.11                   0.87
Mississippi                                       14                  254,319.75                   0.42
Missouri                                          25                  599,838.29                   0.98
Montana                                            4                   25,275.31                   0.04
Nebraska                                          16                  362,888.99                   0.59
Nevada                                            18                  567,177.67                   0.93
New Hampshire                                     18                  363,435.29                   0.59
New Jersey                                       148                3,018,281.87                   4.93
New Mexico                                         5                   82,135.62                   0.13
New York                                         181                4,175,993.97                   6.82
North Carolina                                    57                1,363,039.86                   2.22
Ohio                                              51                1,702,304.90                   2.78
Oklahoma                                          12                  166,823.96                   0.27
Oregon                                            30                1,033,048.50                   1.69
Pennsylvania                                     177                2,999,262.96                   4.90
Rhode Island                                      19                  284,030.81                   0.46
South Carolina                                    20                  399,034.40                   0.65
Tennessee                                         24                  446,100.26                   0.73
Texas                                            192                3,966,724.37                   6.48
Utah                                              24                  406,196.63                   0.66
Vermont                                            2                   21,761.05                   0.04
Virginia                                          62                1,344,006.49                   2.19
Washington                                        34                  828,459.96                   1.35
West Virginia                                     12                  143,296.42                   0.23
Wisconsin                                         27                  631,204.66                   1.03
Wyoming                                            3                   18,642.40                   0.03
                                               -----              --------------                 ------
         Total......................           2,744              $61,261,895.43                 100.00%
                                               =====              ==============                 ======

                        Distribution of the Contracts by
                           Remaining Term to Maturity

                                                                                              Percentage
               Range of                                             Statistical             of Statistical
            Remaining Term                     Number           Discounted Contract       Discounted Contract
             (in Months)                    of Contracts         Principal Balance         Principal Balance
             -----------                    ------------         -----------------         -----------------
      Greater          Less Than or
       Than              Equal to
      -------          ------------
       1                   12                      9                  $151,626.85                  0.25%
      12                   24                    260                 2,938,127.61                  4.80
      24                   36                  1,042                15,873,530.34                 25.91
      36                   48                    284                 5,464,891.31                  8.92
      48                   60                  1,114                33,757,591.40                 55.10
      60                   72                     15                 1,049,903.57                  1.71
      72                   84                     20                 2,026,224.35                  3.31
                                               -----               --------------                ------
         Total....................             2,744               $61,261,895.43                100.00%
                                               =====               ==============                ======


                          Distribution of the Contracts
                          by Original Term to Maturity

                                                                                              Percentage
               Range of                                             Statistical             of Statistical
            Original Term                      Number           Discounted Contract       Discounted Contract
             (in Months)                    of Contracts         Principal Balance         Principal Balance
             -----------                    ------------         -----------------         -----------------
      Greater          Less Than or
       Than              Equal to
      -------          ------------
      12                   24                    218               $2,321,696.47                   3.79%
      24                   36                  1,068               16,089,988.28                  26.26
      36                   48                    266                4,897,209.75                   7.99
      48                   60                  1,098               31,176,149.49                  50.89
      60                   72                     73                4,665,524.88                   7.62
      72                   84                     21                2,111,326.56                   3.45
                                               -----               --------------                ------
         Total....................             2,744              $61,261,895.43                 100.00%
                                               =====              ==============                 ======

                          Distribution of the Contracts
                               by Age of Contract

                                                                                               Percentage
                                                                    Statistical              of Statistical
               Range of                        Number           Discounted Contract       Discounted Contract
           Age of Contract                  of Contracts         Principal Balance         Principal Balance
           ---------------                  ------------         -----------------         -----------------
      Greater          Less Than or
       Than              Equal to
      -------          ------------
                            0                      2                 $52,537.69                    0.09%
       0                   12                  2,710              60,455,643.80                   98.68
      12                   24                     28                 515,175.30                    0.84
      24                   36                      3                 230,186.00                    0.38
      48                   60                      1                   8,352.64                    0.01
                                               -----             --------------                  ------
         Total....................             2,744             $61,261,895.43                  100.00%
                                               =====             ==============                  ======


                         The Originator and the Servicer

         American Business Leasing, Inc., a Pennsylvania corporation, the servicer and the originator, is a wholly-owned subsidiary of American Business Credit, Inc., a Pennsylvania corporation. American Business Credit is a wholly-owned direct subsidiary of American Business Financial Services, Inc., a Delaware corporation.

         American Business Financial Services is a financial services company operating primarily in the eastern region of the United States. American Business Financial Services, through American Business Leasing, originates small-ticket ticket leases -- generally $5,000 to $250,000 -- and, to a lesser extent, middle market leases --generally $250,000 to $1,000,000 -- for the acquisition of business equipment. American Business Financial Services, through American Business Credit, originates, sells and services loans to businesses secured by real estate and other business assets, and through two wholly-owned subsidiaries, originates, sells and services non-conforming mortgage loans, typically to credit impaired borrowers, secured by mortgages on single-family residences.

         American Business Financial Services is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI". The principal executive offices of American Business Financial Services and its operating entities are located at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004. Its telephone number at such address is (610) 668-2440.

The Originator

         American Business Leasing currently originates leases in 49 states, the District of Columbia and the Commonwealth of Puerto Rico and has 5 offices nationwide.

Marketing Approach

         American Business Leasing's goal is to provide superior service to vendor and end-user customers in select equipment leasing markets in which American Business Leasing can become a strategic player. American Business Leasing focuses on serving select niches of the small ticket market to which it brings added value through its industry knowledge, experience and personalized service capabilities. American Business Leasing's major target markets are medical, legal, hard assets and high technology, primarily computers and software. American Business Leasing uses both a vertical markets approach, with a dedicated sales team and support staff specializing in the particular market, and a regional marketing approach. In addition to these marketing approaches, American Business Leasing has personnel dedicated to association/affinity marketing for various trade and professional organizations and building bank alliance relationships. The bank alliance program allows a bank to use American Business Leasing as its referral agent for its leasing services.

         American Business Leasing also has an active broker/wholesale program. Through the broker/wholesale program, American Business Leasing will purchase leases originated by third parties that meet its underwriting guidelines. American Business Leasing reviews each broker and makes the credit decision on each lease that is submitted prior to purchase.

         American Business Leasing offers four types of purchase options:

         o        a fair market value option;

         o a stated purchase option allowing the customer to purchase the equipment at an agreed upon price;

         o a put option that contractually obligates the lessee to purchase the equipment, and

         o        a $1 purchase option.

Credit Approval

         American Business Leasing is focused on meeting the needs of individual lessees by providing personalized customer service, creative sales support and responsive credit policies. American Business Leasing's goal is to turn around a credit decision within twenty four hours of receipt. For transactions less than $15,000, the credit analyst uses information from the principal business owner(s)' credit bureau report, as well as a Dun & Bradstreet report for the business. On leases up to $25,000, the credit analyst will base decisions on the following information: personal credit history, Dun & Bradstreet scores, time in business, commercial bank references, trade reference and acceptable equipment types. On applications greater than $25,000 but less than $50,000, the credit investigation will become more extensive. Generally, personal credit history, Dun & Bradstreet scores, time in business and commercial bank references must be stronger and more plentiful than those for under $25,000. On applications greater than $50,000, American Business Leasing will generally look for financial statements and/or personal tax returns and a minimum time in business of at least five years. No matter what size a transaction, the credit analyst has discretion to require further credit investigation and supporting information.

         While American Business Leasing uses standard credit policies and procedures for all of its transactions, it will modify certain criteria for each of the specific niches and special situations that may arise. American Business Leasing has adopted specific policies and procedures for its target markets, including medical, legal and hard assets.

         American Business Leasing also qualifies vendors that source business to American Business Leasing. Generally, the vendors will need to have at least three years in business, no derogatory findings on the credit report, and satisfactory trade and manufacturer references. All credit analysts have the authority to approve or reject vendors based upon the vendor's experience with American Business Leasing and the strength of vendor credit criteria. Vendor performance will be reviewed on an annual basis, upon reaching an initial booked volume of $250,000 and at the discretion of the credit analyst. The analyst will reverify all references that are over six months old, pull a new Dun & Bradstreet report and review various performance measures, including approval percentage, delinquency and charge off rates and deals booked per application.

         American Business Leasing also qualifies brokers that it does business with to insure the integrity, financial stability and overall credit quality of the brokers originating business for American Business Leasing. Brokers must complete a full application, have satisfactory personal credit, a minimum of two years in business, satisfactory funding sources and clean Dun & Bradstreet reports. Brokers are reviewed on an annual basis, upon reaching an initial booked volume of $250,000 and at the discretion of the credit analyst.

The Servicer

         American Business Leasing will act as servicer. The purpose of all collection efforts is to bring a delinquent lease current in as short a time as possible. American Business Leasing uses state of the art servicing systems that allow for all contact and collection efforts to be highly automated. American Business Leasing communicates with all lessees at least once a month. The initial monthly contact is through the mailing of the lessee's monthly lease payment invoice. A summary of the collector contact follows, although individual lessees may be handled differently on a case-by-case basis:

         Days Past Due       Action
         -------------       ------
         6                   Collection call, late charge assessed;
         15                  Collection call, a system generated letter is sent;
         30                  Collection call, another invoice is sent demanding
                             payment in full, a 30-day delinquent letter is
                             sent;
         35+                 Collection call plus a demand letter is sent;
         45+                 Collection call, 45 day collection letter and a
                             review with the Senior Vice President of the
                             Collection Department and Senior Vice President of
                             Credit;
         50                  Collection call and pre-refer letter sent;
         60+                 Collection call, 60 day legal department letter,
                             referral to legal department, consult with legal
                             department re: default status, determine remedies,
                             estimate recovery and estimate maximum cost of
                             recovery;
         120                 Charge-off leases under $5,000;
         180                 Charge-off all leases greater than or equal to
                             $5,000.

Delinquency and Credit Loss Experience

         The following tables set forth information relating to the delinquency and credit loss experience on the contracts included in American Business Leasing's servicing portfolio for the periods shown. The delinquency and credit loss experience represents the historical experience of American Business Leasing through the statistical calculation date. There can be no assurance that the future experience on the contracts in the trust will be the same as, or more favorable than, that of the total contracts in American Business Leasing's servicing portfolio.

                Delinquency Experience and Credit Loss Experience
                             (Dollars in Thousands)

                                     As of                    As of                      As of
                                 June 30, 1997            June 30, 1998             March 31, 1999
                                 -------------            -------------             --------------
  Portfolio.............      $9,461      100.00%      $108,463     100.00%      $162,871      100.00%
  Past due leases:
    60-89 days..........      $    0        0.00%      $    320       0.30%      $    370        0.23%
    90 days or more.....      $   86        0.91%      $  1,478       1.36%      $  1,867        1.95%
  Total past due........      $   86        0.91%      $  1,798       1.66%      $  2,137        1.38%
  Total net
    credit losses.......      $   64        0.68%      $    529       0.49%      $    680        0.42%

         The preceding table was completed assuming that all amounts are based on a net investment basis and that total net credit losses includes charge-offs, net of recoveries, and write-downs and/or write-offs of residual assets for credit reasons.


                             Formation of the Trust

         The trust, ABFS Equipment Contract Trust 1999-A, is a statutory business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the trust will have had no assets or obligations and no operating history. Upon formation, the trust will not engage in any business activity other than acquiring, holding and pledging the property pledged to secure the notes, issuing the notes and distributing payments on the notes. As described under "Description of the Notes -- Flow of Funds," a portion of the monthly collections with respect to the contracts will be paid to the servicer as servicing compensation and to the note insurer, the back-up servicer, and the indenture trustee, as fees. All other expenses of the trust will be paid as provided in the Trust Agreement.

         Because the trust has no operating history and will not engage in any business other than activities incidental to the holding and pledging of the property pledged to secure the notes and the issuance of the notes, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust are provided in this prospectus supplement, other than the balance sheet of the trust at June 25, 1999 included as Exhibit A hereto.

The Owner Trustee

         First Union Trust Company, National Association is the owner trustee under the Trust Agreement. First Union Trust Company, National Association, is a national banking association, the corporate trust offices of which are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The owner trustee's duties in connection with the trust are limited solely to its express obligations under the Trust Agreement.

                            Description of the Notes

         The notes will be issued pursuant to the Indenture to be entered into by the servicer, the trust, the back-up servicer and the indenture trustee. The servicer will provide a copy of the Indenture to subsequent noteholders without charge on written request addressed to it at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004.

         The following summary describes certain terms of the Transfer Agreements, the Servicing Agreement and the Indenture, does not purport to be complete, and is subject to and qualified in its entirety by reference to the Transfer Agreements and the Indenture. Wherever provisions of the Transfer Agreements and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

The Offered Notes

         The obligations evidenced by the offered notes are recourse to the assets of the trust only and are not recourse to the originator, the servicer, the owner trustee, the indenture trustee, or any other person.

         The trust will agree in the Indenture and in the respective offered notes to pay, in each case, at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective offered notes,

         o to the holders of each class A notes (a) an amount of principal equal to the initial note principal balance of their class and (b) Class A Note Interest for their class, and

         o to the class B noteholders (a) an amount of principal equal to the initial class B note principal balance and (b) Class B
                  Note Interest.

         The indenture trustee is required to make payments on the offered notes on each payment date.

         In the aggregate, the class A notes and the class B notes to be issued hereunder will equal the sum of (x) approximately 95.3% of the initial Aggregate Discounted Contract Principal Balance of the contracts as of the initial Cut-Off Date and (y) 100% of the initial amount on deposit in the pre-funding account. Each class of offered notes will initially be issued in book-entry form only through DTC in minimum denominations of $100,000 and $1,000 increments above $100,000 up to the initial note principal balance of each class.

         The Class A Insured Distribution Amount due to the class A noteholders on each payment date is insured by the note insurer pursuant to the note insurance policy. See "The Note Insurance Policy" and "The Note Insurer" herein.

The Security for the Notes

         The notes will be secured by:

         o the pledged notes, which in turn are secured by the contract pool and recoveries on account of the equipment securing the contracts;

         o any guaranties of an obligor's obligations under a contract, including any guaranties of third-party originators;

         o with respect to any contract, an original, executed counterpart of the contract, any UCC financing statement filed in accordance with the originator's policies and procedures, as described below, and other original documents related to the contract, the application of the related obligor, documentation evidencing the information with respect to such contract input into the computerized electronic contract management system maintained by the servicer for all contracts and other agreements similar to the contracts, and any other information required by the servicer pursuant to its customary policies and procedures;

         o the insurance policies maintained by the obligors with respect to the equipment and the proceeds of such insurance policies;

         o any rights against the originator including the right to instruct the originator to exercise any unassignable rights of enforcement under the contracts and any guaranties thereof;

         o        funds from time to time deposited in the collection account;
                  and

         o        and any and all income and proceeds of the foregoing.

         The transferors will warrant that the pledge by the transferors of the receivables is a grant to the trust of a first priority perfected security interest in the receivables, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. The servicer will be required to take such action as is required to perfect the trust's interest in the receivables except as discussed below with respect to the equipment. If the originator, the transferors, the servicer, the collateral agent or the indenture trustee, while in possession of an item of receivables, sells or pledges and delivers such receivables to another party, in violation of the Transfer Agreements, the Indenture and the Servicing Agreement, there is a risk that the purchaser could acquire an interest in such receivables having priority over the trust's interest.

         The originator, the transferors and the trust will file financing statements in accordance with the UCC evidencing the pledge of the trust assets to the indenture trustee as follows:

         o with respect to each contract relating to equipment with an original cost of $25,000 or more, a UCC-1 financing statement against the equipment, naming the obligor as debtor and either
                  (x) the originator as secured party or (y) the third-party originator, as secured party, in which case the originator has an assignment of such security interest;

         o a UCC-1 financing statement with respect to the assignment of all contracts and the related security interest in the equipment to the transferors pursuant to the Receivables Sale Agreement;

         o a UCC-1 financing statement with respect to the assignment of the pledge of all contracts and the related security interest in the equipment to the indenture trustee, on behalf of the trust, pursuant to the Receivables Pledge Agreement;

         o UCC-1 financing statements in a majority of the 50 states against the equipment, (x) naming the originator as debtor, ABFS Residual, as secured party, and the indenture trustee, as assignee, and (y) naming ABFS Residual, as debtor, and the indenture trustee, as secured party; and

         o a UCC-1 financing statement with respect to the assignment of the pledge of all contracts and the related security interest in the equipment by the trust to the indenture trustee, on behalf of the noteholders and the note insurer.

         Except as described in the immediately preceding paragraph, because of the administrative burden and expense that would be entailed in so doing, none of the originator, the transferors, or the servicer has filed or will be required to file UCC financing statements against the obligor, identifying the equipment being leased which had an original cost of less than $25,000 as collateral pledged to the indenture trustee, on behalf of the trust. In the absence of such filings, any security interest in the related equipment will not be perfected in favor of the indenture trustee and the indenture trustee shall have no liability with respect to such lack of perfection. Upon request of the note insurer, the servicer will be required to make such filings with respect to Defaulted Contracts.

Conveyance of Receivables

         The contracts have been originated or purchased by the originator or its affiliates. On the closing date, the originator will transfer the initial receivables pursuant to the Receivables Sale Agreement to two transferors which are both special-purpose finance subsidiaries created by the originator. The transferors will, at the direction of the depositor, pledge interests in such receivables to the indenture trustee, on behalf of the trust, to secure the pledged notes issued pursuant to the Receivables Pledge Agreement. Pursuant to the Indenture, the trust will further pledge and assign such property to the indenture trustee, for the benefit of the noteholders and the note insurer.

         The Indenture provides that the transferors may, but shall not be obligated to, designate from time to time prior to the end of the pre-funding period, subsequent receivables to be included as part of the assets securing the pledged notes. The pre-funding period is the period beginning on the closing date and ending on the earliest of,

         o the date on which an Event of Default or a Restricting Event occurs,

         o        the close of business on September 30, 1999, and

         o the date on which the amount on deposit in the pre-funding account falls below $100,000.

         The originator, in its capacity as such, will make certain representations and warranties with respect to, among other things, the contracts and the underlying equipment, which representations and warranties will be collaterally assigned to the indenture trustee under the transaction documents.

         The collateral agent, on behalf of the indenture trustee, will have possession of the contracts and the contract files, and the servicer will retain copies of any other documents which relate to the receivables, any related evidence of insurance and payment, any delinquency and any related reports as maintained by the servicer in the ordinary course of business with respect to each receivable. Prior to the transfer of the receivables to the transferors, the originator will cause its electronic ledger to be marked to show that such receivables have been transferred to the transferors and then pledged to the trust, and the transferors will file UCC financing statements in favor of the Indenture Trustee reflecting the pledge of the receivables in certain jurisdictions, as required by the Transfer Agreements and the Servicing Agreement.

Representations and Warranties of the Originator

         The originator will make certain warranties in the Servicing Agreement with respect to the contracts, the benefits of which will be assigned to the indenture trustee. These warranties relate to the quality and characteristics of the contracts and the equipment.

         Under the terms of the Servicing Agreement, following its discovery or receipt of notice of a breach of a warranty that materially adversely affects any receivable, which breach has not been cured or waived in all material respects, the originator will be obligated to reacquire any such receivable and deposit the Reacquisition Amount in the collection account on or before the earlier of (x) two weeks after discovery or receipt of notice of such breach or
(y) the end of the calendar month.

Indemnification

         The Servicing Agreement will provide that the originator will defend and indemnify the trust, the indenture trustee, the owner trustee, the note insurer and the noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (x) a breach by the originator of its obligations -- other than breach of the originator's representations and warranties, with respect to which the sole remedy is expressly limited to the originator's reacquisition of the affected receivables and the remittance of the Reacquisition Amount by the originator as discussed above -- under the Servicing Agreement or (y) in the case of (a) the indenture trustee, its performance of its duties, except to the extent that such loss, claim, damage or liability resulted from the indenture trustee's breach of the terms of the Indenture, negligence or willful misconduct or (b) the owner trustee, its performance of its duties, except to the extent that such loss, claim, damage or liability resulted from the owner trustee's breach of the terms of the Trust Agreement, gross negligence or willful misconduct.

         The Servicing Agreement will provide that the servicer will defend and indemnify the trust, the owner trustee, the note insurer and the noteholders against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, repossession or operation by the servicer or any affiliate thereof of any equipment, as well as from the failure of the servicer to perform its duties under the Servicing Agreement. The servicer's obligations to indemnify the trust, the note insurer, and the noteholders for acts or omissions of the servicer will survive the removal of the servicer but will not apply to any acts or omissions of a successor servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

Servicer Advances

         In the event that any obligor fails to remit the full scheduled payment or Final Scheduled Payment due from it with respect to a collection period by the determination date related to such collection period, the servicer is required to make a servicer advance from its own funds of an amount equal to such unpaid portion of a scheduled payment or Final Scheduled Payment if the servicer, in its sole discretion, determines that eventual recovery of such servicer advance is likely from collections from or on behalf of the related obligor. The Servicing Agreement provides for the reimbursement of the servicer for such servicer advances from funds available for distribution in the collection account on each subsequent payment date before the required payments to noteholders have been made as set forth below in "Flow of Funds". If a contract becomes a Delinquent Contract, and the servicer determines that recovery of further servicer advances is unlikely, the servicer will not be required to make such servicer advance or portion thereof, but will be required to enforce its remedies, including acceleration, under such contract. Furthermore, if at any time the originator or an affiliate is no longer the servicer, servicer advances will be permitted but will not be required. The Servicing Agreement shall provide that, in the event that the servicer determines that any servicer advances previously made are not recoverable from the related obligor, or any Delinquent Contracts for which the servicer has made a servicer advance in respect thereof become Defaulted Contracts, the indenture trustee shall draw on the collection account to repay such servicer advances as set below in "Flow of Funds".

Flow of Funds

         On each determination date, the servicer is required to deliver to the indenture trustee, the note insurer and each rating agency a servicer's certificate setting forth the information needed to make payments on the upcoming payment date.

         On each payment date, the indenture trustee will be required to apply the Available Funds then on deposit in the collection account to make the following payments in the following order of priority, to the extent funds are available therefor:

         (1) to the servicer, an amount equal to any unreimbursed servicer advances, to the extent not previously reimbursed -- other than servicer advances to be made on such payment date for the related collection period;

         (2) to the servicer, an amount equal to the servicer fee then due, together with any accrued and unpaid servicer fees from prior collection periods;

         (3) to the servicer, the servicing charges, if any, deposited in the collection account;

         (4) to the back-up servicer, an amount equal to the back-up servicer fee then due, together with any accrued and unpaid back-up servicer fees from prior collection periods;

         (5) to the note insurer, an amount equal to the Premium Amount then due, together with any accrued and unpaid Premium Amounts from prior collection periods;

         (6) to the indenture trustee, the indenture trustee fees then due, together with any indenture trustee fees from prior collection periods;

         (7) to the indenture trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior collection periods, in an amount not to exceed in the aggregate $30,000 over the life of the transaction;

         (8) to the class A noteholders, the sum of the Class A Note Interest for each class of class A notes for that payment date, such amount being applied to each such class pari passu based on the Class A Note Interest due on each such class;

         (9) as long as no Cumulative Loss Event has occurred, to the class B noteholders, the Class B Note Priority Interest for the related collection period -- to the extent the disbursement of the Class B Note Priority Interest will not result in or cause
                  (a) an Available Funds Shortfall or (b) any unpaid Reimbursement Amount on the payment date;

         (10) until the note principal balance of each class of class A notes has been reduced to zero, to the class A noteholders, the sum of (a) the Class A Base Principal Distribution Amount for such payment date, and (b) any Class A Overdue Principal, such amount to be applied sequentially, with 100% of the amount being applied to reduce the note principal balance of the outstanding class of class A notes having the lowest numerical designation -- i.e., the class A-1 notes -- to zero before applying any principal payment to the next class;

         (11)     to the note insurer, the unpaid Reimbursement Amount, if any;

         (12) if a Cumulative Loss Event has occurred, to the class B noteholders, the Class B Note Priority Interest for the related collection period;

         (13) to the class B noteholders, the Class B Note Junior Interest for the related collection period;

         (14) until the class B note principal balance has been reduced to zero, to the class B noteholders, the sum of (a) the Class B Base Principal Distribution Amount for such payment date, and
                  (b) any Class B Overdue Principal, allocated, first, to the Class B Collateralized Balance, and, second, to the Class B Uncollateralized Balance; provided, however, that if a Restricting Event exists on such payment date and the outstanding class A note principal balance on such payment date -- after giving effect to all payments of principal to the class A noteholders made on such payment date pursuant to clause 10 -- exceeds zero, the amount otherwise required to be paid to the class B noteholders under this clause 14, shall instead be paid to the class A noteholders pursuant to this clause 14 during such time as a Restricting Event is continuing as an additional reduction of the class A note principal balance up to the amount necessary to reduce the class A note principal balance to zero, such amount being paid in the sequential-pay fashion described in clause 10 above;

         (15) to the indenture trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior collection periods, in excess of the $30,000 limitation set forth in clause 7, in an amount not to exceed in the aggregate $45,000 over the life of the transaction;

         (16) to the servicer, any other amounts due the servicer as expressly provided in the Servicing Agreement; and

         (17) to the residual interest holders, any remaining Available Funds; provided, however, that

                  (A) if a Restricting Event does not exist on such payment date, but if any payment of funds to the residual interest holders on such payment date would result in the

                           Residual Balance being less than 4% of the Initial Aggregate Collateral Balance, such amount shall not be paid to the residual interest holders but shall instead be paid to the most senior class of notes outstanding, and, in the case of the class A notes, such amount being paid in the sequential-pay fashion described in clause 10 above, and

                  (B) if a Restricting Event exists on such payment date, the amount otherwise required to be paid to the residual interest holders under this clause 17 shall instead be paid to the most senior class of notes outstanding, and, in the case of the class A notes, such amount being paid in the sequential-pay fashion described in clause 10 above.

Withholding

         The indenture trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to noteholders of interest with respect to the offered notes. The consent of the noteholders is not required for such withholding. In the event the noteholder is other than DTC, then in the event that the indenture trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any noteholders pursuant to federal income tax withholding requirements, the indenture trustee shall indicate the amount withheld annually to such noteholders.

Reports to Noteholders

         On each payment date, the indenture trustee will furnish or cause to be furnished with each payment to noteholders, a statement prepared by the servicer setting forth the following information:

         (1) With respect to a statement to a class A noteholder or a class B noteholder, the amount of such payment allocable to the payment of the Class A Base Principal Distribution Amount or Class B Base Principal Distribution Amount and Class A Overdue Principal or Class B Overdue Principal, as applicable;

         (2) With respect to a statement to a class A noteholder or a class B noteholder, the amount of such payment allocable to Class A Note Current Interest or Class B Note Current Interest and Class A Overdue Interest or Class B Overdue Interest, as applicable, for such noteholder's class;

         (3) The aggregate amount of fees and compensation received by the servicer pursuant to the Servicing Agreement for the collection period;

         (4) The outstanding aggregate principal balance of each class of notes and the ratio of the outstanding aggregate principal balance of each class of notes to the initial aggregate principal balance of that class, after taking into account all distributions made on such payment date;

         (5) the Aggregate Discounted Contract Principal Balance and the ratio of the Aggregate Discounted Contract Principal Balance to the Initial Aggregate Collateral Balance, after taking into account all distributions made on such payment date;

         (6) The total unreimbursed servicer advances with respect to the related collection period;

         (7) The amount of Defaulted Contract Recoveries for the related collection period and the Aggregate Discounted Contract Principal Balances for all contracts that became Defaulted Contracts during the related collection period, calculated immediately prior to the time such contracts became Defaulted Contracts;

         (8) The total number of contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and Aggregate Discounted Contract Principal Balances of all contracts as to which the obligors were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed; and

         (9) During the pre-funding period only, the amount on deposit in the pre-funding account and the capitalized interest account after giving effect to the withdrawals from the such accounts on such payment date.

         In addition, by January 31 of each calendar year following any year during which the notes are outstanding, commencing January 31, 2000, the indenture trustee will furnish to each noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (1) and (2) above for such calendar year to enable noteholders to prepare their federal income tax returns.

Optional Redemption

         The Indenture provides that, following the determination date on which the aggregate outstanding note principal balance of the notes is less than 10% of the aggregate initial note principal balance of the notes, the servicer will have the option to cause the early retirement of the notes. In the event of such a redemption, the entire outstanding class A note principal balance and class B note principal balance, together with accrued interest thereon at the related note rate, will be required to be paid to the class A noteholders and the class B noteholders, respectively, on such payment date, and all amounts owed to the note insurer will be required to be paid to the note insurer, on such payment date.

Servicing

         The servicer, as an independent contractor on behalf of the trust and for the benefit of the noteholders and the note insurer, as their interests may appear, will be responsible for managing, servicing and administering the receivables and enforcing and making collections on the contracts and any insurance policies and for the enforcing of any security interest in any item of equipment, all as set forth in the Servicing Agreement. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the indenture trustee and the note insurer with respect to distributions, making servicer advances, providing appropriate federal income tax information to noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the trust in the equipment and the contracts.

         The servicer has agreed to manage, administer and service the receivables and to enforce and make collections on the receivables and any insurance policies, exercising the degree of skill and care consistent with that which the servicer customarily exercises with respect to similar property owned, managed or serviced by it.

         For its servicing of the contracts, the servicer will receive servicing compensation including the monthly servicer fee for each collection period, which is payable on the next succeeding payment date, and servicing charges consisting of certain fees paid by obligors, including late payment fees.

         The servicing compensation will compensate the servicer for customary contract servicing activities to be performed by the servicer for the trust, additional administrative services performed by the servicer on behalf of the trust and expenses paid by the servicer on behalf of the trust.

The Servicer Not to Resign

         The Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon consent of the note insurer or a determination that the servicer's performance of such duties is no longer permissible under applicable law.

Events of Servicing Termination

         An "Event of Servicing Termination" under the Servicing Agreement includes the following:

         (1) a change of "control" of the servicer -- "control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended -- unless the note insurer has determined that such change in control does not have a material adverse effect on the interests of the note insurer;

         (2) if the servicer fails to make (x) any servicer advance within two business days of the related determination date, or (y) any other payment or deposit required under the Servicing Agreement within three business days of the date such payment or deposit is required to be made, but not more than once in any collection period;

         (3) if the servicer fails to submit a servicer's certificate within two business days following knowledge or notice of non-receipt;

         (4) (x) if the servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the notes or (y) if any representation or warranty of the servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the indenture trustee, the note insurer or the noteholders and continues unremedied for 30 days after the earlier to occur of (A) written notice to the servicer by the indenture trustee or to the indenture trustee or the servicer by any noteholder or the note insurer or (B) the date on which any servicing officer or authorized officer of the indenture trustee knows, or reasonably should have known, of such failure or of such breach;

         (5) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days;

         (6) upon the voluntary filing of a bankruptcy petition or assignment for the benefit of creditors, the consent by the servicer to any such appointment, the admission in writing by the servicer of its inability to pay its debts as they become due or the determination by a court that the servicer is generally not paying its debts as they come due;

         (7) in the event that the servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein;

         (8) a final judgment or order shall be rendered against the servicer for payment in excess of $1,000,000 and continues for 90 days without a stay;

         (9) upon the occurrence of any other event of servicer default specified in the Insurance Agreement;

         (10) American Business Financial Services shall fail to have a U.S. GAAP net worth, excluding goodwill, of at least $20,000,000;

         (11) (x) the average Delinquency Trigger Ratio for any payment date and the two immediately preceding payment dates exceeds 4.0%, or (y) the average Net Charge-Off Ratio for any payment date and the immediately preceding two payment dates exceeds 3.5%; or

         (12) any other events concerning the performance of the contract pool required by the note insurer.

Rights Upon an Event of Servicing Termination

         If an Event of Servicing Termination has occurred and is continuing, either (A) the indenture trustee (1) shall, at the direction of the note insurer, or (2) may with the consent of the note insurer or (B) the majority of the holders of the notes may with the consent of the note insurer, terminate all, but not less than all, of the servicer's rights and obligations under the Servicing Agreement. Upon such termination, a successor servicer shall be appointed by the note insurer or, if none has been so appointed, the back-up servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the Servicing Agreement; provided, however, that the back-up servicer shall not

         o assume any obligation to reacquire receivables by reason of misrepresentations or breaches of warranties,

         o be required to make any servicer advance if such servicer advance would be prohibited by applicable law or if the back-up servicer determines that the servicer advance would not be reimbursed or

         o be liable for acts, omissions or breaches of representations or warranties by the servicer occurring prior to transfer of the servicing functions.

         Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The back-up servicer also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer acceptable to the note insurer in accordance with the procedures set forth in the Servicing Agreement.

Events of Default

         Upon the occurrence of an Event of Default, the indenture trustee, upon the direction of the Controlling Party, shall declare the unpaid principal amount of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. An "Event of Default" includes the following events:

         (1) failure to distribute or cause to be distributed to the indenture trustee, for the benefit of the noteholders, all or part of any payment of interest required to be made on each payment date under the terms of such notes or the Indenture when due and payable; or

         (2) failure to distribute or cause to be distributed (x) to the indenture trustee, for the benefit of the noteholders, on any payment date an amount equal to the principal due on the outstanding notes as of such payment date to the extent that sufficient Available Funds are on deposit in the collection account or (y) on the Class A Maturity Date or Class B Maturity Date, as the case may be, any remaining principal owed on the outstanding class A notes or class B notes, as the case may be; or

         (3) default in the performance, or breach, of any other covenant of the trust in the Indenture, and continuance of such default or breach for a period of 30 days after the earliest of

                  o any officer of the trust first acquiring the knowledge thereof,

                  o the indenture trustee's giving written notice thereof to the trust, or

                  o the note insurer or the holders of a majority of the then aggregate outstanding note principal balance of the notes giving written notice thereof to the trust and the indenture trustee; or

         (4) any representation or warranty of the trust made in the Indenture or any other writing provided to the holders of the notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by the trust will be deemed to be "material" only if it negatively affects the note insurer or the noteholders, the enforceability of the Indenture or the notes; or

         (5)      insolvency or bankruptcy events relating to the trust; or

         (6)      an event of default under the Insurance Agreement.

         If payments on the class A notes are accelerated, such accelerated payments will not be covered by the note insurer under the note insurance policy and Insured Payments on the class A notes shall remain due and payable by the note insurer in accordance with the original terms of the note insurance policy regardless of any such acceleration of the class A notes.

Amendment

         The transaction documents may be amended by the respective parties thereto at any time, without consent of the noteholders, but with the prior written consent of the note insurer, to cure any ambiguity, upon receipt of an opinion of counsel to the servicer that such amendment will not adversely affect in any respect the interests of any noteholder.

         The transaction documents may also be amended from time to time by the respective parties thereto and the majority of the holders of the notes, with the prior written consent of the note insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions which are required to be made on any note without the consent of the holder of such note and written confirmation from each rating agency that the amendment will not result in the reduction or removal of the rating then assigned to the notes or (b) reduce the aforesaid percentage of noteholders required to consent to any amendment, without unanimous consent of the noteholders and written confirmation from each rating agency that the amendment will not result in the reduction or removal of the rating then assigned to the notes.

         The indenture trustee is required under the Indenture to furnish the noteholders and the rating agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                 The Indenture Trustee and the Back-up Servicer

         The indenture trustee and the back-up servicer, The Chase Manhattan Bank, a New York banking corporation, has a trust office at 450 W. 33rd St., New York, New York 10001. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the Indenture and the Servicing Agreement.

         The indenture trustee may resign, subject to the conditions set forth below, at any time upon written notice to the transferors, the note insurer and the servicer, in which event the servicer will be obligated to appoint a successor indenture trustee. If no successor indenture trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition a court of competent jurisdiction for the appointment of a successor indenture trustee. Any successor indenture trustee shall be acceptable to the note insurer and shall meet the financial and other standards for qualifying as a successor indenture trustee under the Indenture. The servicer may, with the consent of the note insurer, and shall, at the direction of the note insurer, or the noteholders of any class evidencing more than 25% of the Percentage Interests of such class may, subject to consent of the note insurer, also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the indenture trustee is adjudicated to be insolvent. In such circumstances, the servicer or such noteholders will also be obligated to appoint a successor indenture trustee which is acceptable to the note insurer. The note insurer shall also have the right to remove the indenture trustee for "cause". Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Duties and Immunities of the Indenture Trustee

         The indenture trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the notes, other than the authentication thereof, or of any receivable or related document and will not be accountable for the use or application by the originator or the transferors of any funds paid to the transferors in consideration of the sale of any notes. If no Event of Servicing Termination has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the indenture trustee will be required to examine them to determine whether they conform to the requirements of the Servicing Agreement.

         No recourse is available based on any provision of the Servicing Agreement, the notes or any receivable or assignment thereof against The Chase Manhattan Bank, in its individual capacity, and The Chase Manhattan Bank shall not have any personal obligation, liability or duty whatsoever to any noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the trust assets or any indemnitor, except for such liability as is determined to have resulted from the indenture trustee's own negligence or willful misconduct.

         The indenture trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, a reasonable indenture trustee fee as compensation for its services as indenture trustee, and reimbursement for the Indenture Trustee Expenses.

Duties of the Back-up Servicer

         The back-up servicer will make no representations as to the validity or sufficiency of the Servicing Agreement or of any receivable or related document. Pursuant to the Servicing Agreement, the back-up servicer agrees to reconcile the monthly servicer reports. In addition, following the resignation or removal of the servicer, the back-up servicer shall assume the duties of the servicer as the successor servicer under the Servicing Agreement. The back-up servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the back-up servicer.

         The back-up servicer will be entitled to receive a monthly back-up servicer fee equal to the product of (x) one-twelfth of the back-up servicing fee rate, and (y) the Aggregate Discounted Contract Principal Balance of all contracts as of the beginning of the previous collection period, payable out of the collection account, as compensation for acting as back-up servicer.

                       Prepayment and Yield Considerations

         The rate of principal payments on, and the weighted average life of, the offered notes will be directly related to the rate of payments on the underlying contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. Payments on such contracts may be in the form of scheduled payments, prepayments, early terminations or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to noteholders of amounts which would otherwise have been distributed over the remaining term of the contracts. In general, the rate of such payments may be influenced by a number of factors, including general economic conditions.

         The contracts generally do not provide for the right of the obligor to prepay. Under the Servicing Agreement, the servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a contract will be allowed in an amount less than the Prepayment Amount.

         The expected final payment date for the class A-1 notes is March 15, 2000, for the class A-2 notes is October 15, 2000, for the class A-3 notes is October 15, 2002, for the class A-4 notes is September 15, 2003 and for the class B notes is November 15, 2003. Such dates are the dates on which the note principal balance of the related class of notes would be reduced to zero, assuming, among other things, (x) Prepayments with respect to the contracts are received at a rate of 5% CPR and (y) the modeling assumptions apply. The weighted average life of the offered notes could be shorter than would be the case if payments actually made on the contracts conformed to the foregoing assumptions, and the final payment dates with respect to the offered notes could occur significantly earlier than such final scheduled payment dates due to defaults, and because the originator is obligated to reacquire contracts in the event of breaches of representations and warranties.

         "Weighted average life" refers to the average amount of time from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor. The weighted average lives of the offered notes will be influenced by the rate at which payments on the contracts are made. Payments on contracts may be in the form of scheduled payments or prepayments -- for this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the contracts. The weighted average lives of the offered notes will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding contract pool is prepaid on each payment date, which implies that each contract in the contract pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the contract pool. The CPR measures prepayments based on the outstanding principal on the previous payment date. The CPR further assumes that all contracts are the same size and make scheduled payments at the same rate and that each contract will be either paid as scheduled or prepaid in full.

Weighted Average Lives of the Offered Notes

         The tables below were prepared assuming, among other things, that the following modeling assumptions apply:

         (1)      the closing date for the notes occurs on June 28, 1999,

         (2) distributions on the notes are made on the 15th day of each month regardless of the day on which the payment date actually occurs, commencing in July 1999 in accordance with the priorities described herein,

         (3) no delinquencies or defaults in the payment of scheduled payments on the contracts are experienced and such payments are timely received,

         (4) no contract is reacquired for breach of a representation and warranty or otherwise,

         (5)      the actual discount rate is 7.480% per annum,

         (6) Prepayments with respect to the contracts are received on the last day of each calendar month, commencing on June 30, 1999,

         (7)      no Restricting Event occurs,

         (8) the class A-1 note rate is 5.3925% per annum, the class A-2 note rate is 6.025% per annum, the class A-3 note rate is 6.650% per annum, the class A-4 note rate is 6.650% per annum and the class B note rate is 6.940% per annum,

         (9) the contract pool consists of a pool of contracts with an Aggregate Discounted Contract Principal Balance equal to approximately $66,696,668 available on the closing date that make their first payment in June 1999, and

         (10) the contract pool consists of a pre-funded pool of contracts with an Aggregate Discounted Contract Principal Balance equal to approximately $15,303,332 available on September 30, 1999 that make their first payment in October 1999.

         Since the tables were prepared on the basis of the modeling assumptions, there are discrepancies between the characteristics of the actual contracts and the characteristics of the contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the note principal balances outstanding and weighted average lives of the offered notes set forth in the tables. In addition, since the actual contracts in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

         The following tables set forth the percentages of the initial principal amount of the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes that would be outstanding after each of the dates shown, assuming a CPR of 0%, 2%, 4%, 5%, 6% and 8%, respectively.

                           Percentage of Initial Note
                          Principal Balance Outstanding

                                 Class A-1 Notes

                             Prepayment Speed (CPR)
Payment Date                        0%             2%             4%            5%             6%             8%
-----------------------------------------------------------------------------------------------------------------------
Closing Date                       100%           100%           100%          100%           100%           100%
June 15, 2000                        0              0              0             0              0              0
June 15, 2001                        0              0              0             0              0              0
June 15, 2002                        0              0              0             0              0              0
June 15, 2003                        0              0              0             0              0              0
June 15, 2004                        0              0              0             0              0              0
June 15, 2005                        0              0              0             0              0              0
June 15, 2006                        0              0              0             0              0              0
June 15, 2007                        0              0              0             0              0              0
-----------------------------------------------------------------------------------------------------------------------
Weighted Average
Life (years)                       0.4            0.4           0.4            0.4            0.4            0.4

                           Percentage of Initial Note
                          Principal Balance Outstanding

                                 Class A-2 Notes

                             Prepayment Speed (CPR)
Payment Date                        0%             2%             4%            5%             6%             8%
-----------------------------------------------------------------------------------------------------------------------
Closing Date                       100%           100%           100%          100%           100%           100%
June 15, 2000                       72             63             54            50             45             36
June 15, 2001                        0              0              0             0              0              0
June 15, 2002                        0              0              0             0              0              0
June 15, 2003                        0              0              0             0              0              0
June 15, 2004                        0              0              0             0              0              0
June 15, 2005                        0              0              0             0              0              0
June 15, 2006                        0              0              0             0              0              0
June 15, 2007                        0              0              0             0              0              0
-----------------------------------------------------------------------------------------------------------------------
Weighted Average
Life (years)                       1.1            1.1           1.0            1.0            1.0            0.9


                           Percentage of Initial Note
                          Principal Balance Outstanding

                                 Class A-3 Notes

                             Prepayment Speed (CPR)
Payment Date                        0%             2%             4%            5%             6%             8%
-----------------------------------------------------------------------------------------------------------------------
Closing Date                       100%           100%           100%          100%           100%           100%
June 15, 2000                      100            100            100           100            100            100
June 15, 2001                       66             62             58            55             53             49
June 15, 2002                       18             14             10             9              7              3
June 15, 2003                        0              0              0             0              0              0
June 15, 2004                        0              0              0             0              0              0
June 15, 2005                        0              0              0             0              0              0
June 15, 2006                        0              0              0             0              0              0
June 15, 2007                        0              0              0             0              0              0
-----------------------------------------------------------------------------------------------------------------------
Weighted Average
Life (years)                       2.4            2.3           2.2            2.2            2.1            2.0

                           Percentage of Initial Note
                          Principal Balance Outstanding

                                 Class A-4 Notes

                             Prepayment Speed (CPR)
Payment Date                        0%             2%             4%            5%             6%             8%
-----------------------------------------------------------------------------------------------------------------------
Closing Date                       100%           100%           100%          100%           100%           100%
June 15, 2000                      100            100            100           100            100            100
June 15, 2001                      100            100            100           100            100            100
June 15, 2002                      100            100            100           100            100            100
June 15, 2003                       40             32             25            21             18             11
June 15, 2004                        0              0              0             0              0              0
June 15, 2005                        0              0              0             0              0              0
June 15, 2006                        0              0              0             0              0              0
June 15, 2007                        0              0              0             0              0              0
-----------------------------------------------------------------------------------------------------------------------
Weighted Average
Life (years)                       3.9            3.8           3.8             3.7           3.7            3.6


                           Percentage of Initial Note
                          Principal Balance Outstanding

                                  Class B Notes

                             Prepayment Speed (CPR)
Payment Date                        0%             2%             4%            5%             6%             8%
-----------------------------------------------------------------------------------------------------------------------
Closing Date                       100%           100%           100%          100%           100%           100%
June 15, 2000                       75             75             75            75             75             76
June 15, 2001                       47             48             49            50             50             51
June 15, 2002                       26             28             29            30             31             33
June 15, 2003                       10             13             16            17             18             21
June 15, 2004                        0              0              0             0              0              0
June 15, 2005                        0              0              0             0              0              0
June 15, 2006                        0              0              0             0              0              0
June 15, 2007                        0              0              0             0              0              0
-----------------------------------------------------------------------------------------------------------------------
Weighted Average
Life (years)                       2.1            2.1           2.2            2.2            2.2            2.2

         The contracts will not have the characteristics assumed above, and there can be no assurance that (1) the contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (2) the weighted average lives of the offered notes will be as calculated above. Because the rate of distributions of principal of the offered notes will be a result of the actual payments (including prepayments) of the contracts, which will include contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the offered notes will differ from those set forth above, even if all of the contracts prepay at the indicated constant prepayment rates.

         The effective yield to noteholders will depend upon, among other things, the price at which such offered notes are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the noteholders.

         Due to the subordination provisions applicable to the offered notes, it is likely that the note principal balance of the notes will amortize more rapidly than will the initial Aggregate Discounted Contract Principal Balance of the contract pool. See "Summary of Terms -- Subordination Provisions" and "Description of Notes -- Flow of Funds" in this prospectus supplement.

                            The Note Insurance Policy

         The following summary of the terms of the note insurance policy does not purport to be complete and is qualified in its entirety by reference to the note insurance policy. A form of the note insurance policy may be obtained, upon request, from the transferors.

         Simultaneously with the issuance of the notes, the note insurer will deliver the note insurance policy to the indenture trustee for the benefit of the class A noteholders. Under the note insurance policy, the note insurer irrevocably and unconditionally guarantees payment to the indenture trustee for the benefit of the class A noteholders, of (i) the Class A Insured Distribution Amount on each payment date and (ii) the amount of any payment of Class A Note Interest on the note principal balance of any class of class A notes which is subsequently avoided in whole or in part as a preference payment. The Class A Insured Distribution Amount shall be calculated in accordance with the original terms of the class A notes when issued and without regard to any amendment or modification of the class A notes or the Indenture except amendments or modifications to which the note insurer has given its prior written consent. Payments under the class A notes which become due on an accelerated basis as a result of the occurrence of an Event of Default, an election by the trust to pay principal on an accelerated basis, or any other cause, do not constitute a "Class A Insured Distribution Amount", unless the note insurer elects, in its sole discretion, to pay such principal due upon acceleration, together with accrued interest to the date of acceleration.

         Payment of claims on the note insurance policy will be made by the note insurer following receipt by the note insurer of the appropriate notice for payment on the later of (a) 12:00 noon, New York City time, on the second business day following receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant payment date.

         If any payment of an amount guaranteed by the note insurer pursuant to the note insurance policy is avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law, the note insurer will cause such payment to be made on the later of

         o the date when due to be paid pursuant to the order referred to below or

         o        the first to occur of

                  o the fourth business day following receipt by the note insurer from the indenture trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a class A noteholder is required to return principal or interest paid with respect to a class A note during the term of the note insurance policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the class A noteholder(s) that the order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the class A noteholder(s), in such form as is reasonably required by the note insurer and provided to the class A noteholder(s) by the note insurer, irrevocably assigning to the note insurer all rights and claims of the class A noteholder(s) relating to or arising under the class A notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or

                  o the date of receipt by the note insurer from the indenture trustee of the items referred to in clauses
                           (A), (B) and (C) above if, at least four business days prior to the date of receipt, the note insurer shall have received written notice from the indenture trustee that such items were to be delivered on that date and that date was specified in the written notice.

         Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any class A noteholder directly -- unless a class A noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the indenture trustee for distribution to such class A noteholder upon proof of such payment reasonably satisfactory to the note insurer.

         The terms "receipt" and "received," with respect to the note insurance policy, means actual delivery to the note insurer and to its fiscal agent, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the note insurance policy is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the note insurer or the fiscal agent shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Under the note insurance policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The note insurer's obligations under the note insurance policy to make Insured Payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the note insurance policy, whether or not such funds are properly applied by the indenture trustee.

         The note insurer shall be subrogated to the rights of each class A noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the class A notes to the extent of any payment by the note insurer under the note insurance policy. To the extent the note insurer makes an insured payment under the note insurance policy, either directly or indirectly, as by paying through the indenture trustee, to the class A noteholders, the note insurer will be subrogated to the rights of the class A noteholders, with respect to such insured payment and shall be deemed to the extent of the payments so made to be a registered class A noteholder for purposes of payment.

         To the fullest extent permitted by applicable law, the note insurer agrees under the note insurance policy not to assert, and waives, for the benefit of each class A noteholder, all its rights (whether by counterclaim, setoff or otherwise) and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the note insurer to avoid payment of its obligations under the note insurance policy in accordance with the express provisions of the note insurance policy.

         Claims under the note insurance policy constitute direct, unsecured and unsubordinated obligations of the note insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the note insurer for borrowed money. Claims against the note insurer under the note insurance policy and claims against the note insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the note insurer. The terms of the note insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note insurance policy may not be cancelled or revoked prior to payment in full of the class A notes. The note insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The note insurance policy is governed by the laws of the State of New York.

         Pursuant to the terms of the Indenture, unless a note insurer default exists, the note insurer shall be deemed to be the class A noteholder for all purposes (other than with respect to payment on the notes), and will be entitled to exercise all rights of the class A noteholders thereunder, without the consent of such noteholders, and the class A noteholders may exercise such rights only with the prior written consent of the note insurer. In addition, the note insurer will, as a third party beneficiary to the Indenture and the Transfer Agreements, have, among others, the following rights:

         o the right to give notices of breach or to terminate the rights and obligations of the servicer under the Indenture in the event of an Event of Default by the servicer and to institute proceedings against the servicer;

         o the right to consent to or direct any waivers of defaults by the servicer;

         o the right to remove the indenture trustee pursuant to the Indenture;

         o the right to direct the actions of the indenture trustee during the continuation of a servicer default;

         o the right to require the originator to reacquire contracts for breach of representation and warranty or defect in documentation;

         o the right to direct foreclosures upon the failure of the servicer to do so in accordance with the Indenture;

         o the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the transferors; and

         o the right to direct the indenture trustee to investigate certain matters.

         The note insurer's consent will be required prior to, among other things,

         o        the removal of the indenture trustee or the servicer,

         o the appointment of any successor indenture trustee or servicer or

         o        any amendment to the Indenture.

         The transferors, the originator, the servicer, the depositor, American Business Credit, the trust and the note insurer will enter into the Insurance Agreement pursuant to which the servicer will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy. The servicer will further agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur relative to any amounts paid under the note insurance policy or otherwise in connection with the transaction and to indemnify the note insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the trust fund. An "event of default" under the Insurance Agreement will constitute an event of default under the

Indenture and allow the note insurer, among other things, to direct the indenture trustee to terminate the servicer. An "event of default" under the Insurance Agreement includes

         (1) the originator's, the transferors' or the servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents,

         (2) the inaccuracy or incompleteness in any material respect of any representation or warranty of the originator, the trust, the transferors or the servicer in the Insurance Agreement, the Indenture or certain other documents,

         (3) the originator's, the transferors' or the servicer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Indenture and certain other documents,

         (4) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Indenture or certain other documents are not binding on the originator, the trust, the transferors or the servicer,

         (5) the originator's, the trust's, the transferors' or the servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the transferors or the servicer, and

         (6) the occurrence of certain "performance test violations" designed to measure the performance of the contracts.

                                The Note Insurer

         The following information has been obtained from Financial Security Assurance Inc. and has not been verified by American Business Financial Services, the originator, the transferors or the underwriters. No representation or warranty is made by American Business Financial Services, the transferors, the originator or the underwriter as to the accuracy and completeness of such information.

The Note Insurer

         Financial Security Assurance Inc. is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security Assurance Inc. is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security Assurance Inc. and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security Assurance Inc. and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security Assurance Inc. insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security Assurance Inc.'s underwriting criteria.

         Financial Security Assurance Inc. is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., a New York Stock Exchange listed company. Major shareholders of Financial Security Assurance Holdings Ltd. include White Mountains Insurance Group, Inc., MediaOne Capital Corporation,

The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Financial Security Assurance Holdings Ltd. is obligated to pay any debt of Financial Security Assurance Inc. or any claim under any insurance policy issued by Financial Security Assurance Inc. or to make any additional contribution to the capital of Financial Security Assurance Inc.

         The principal executive offices of Financial Security Assurance Inc. are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security Assurance Inc. or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security Assurance Inc. reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security Assurance Inc. as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security Assurance Inc.'s obligations under any financial guaranty insurance policy.

Ratings

         Financial Security Assurance Inc.'s insurance financial strength is rated "Aaa" by Moody's. Financial Security Assurance Inc.'s insurer financial strength is rated "AAA" by Standard & Poor's and Standard and Poor's (Australia) Pty. Ltd. Financial Security Assurance Inc.'s claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

Capitalization

         The following table sets forth the capitalization of Financial Security Assurance Inc. and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1999 (in thousands):

                                                                                      March  31, 1999
                                                                                        (unaudited)
                                                                                        -----------

        Deferred Premium Revenue
             (net of prepaid reinsurance premiums)...............................        $  512,383
        Surplus Notes............................................................           120,000
        Minority Interest........................................................            20,973
                                                                                         ----------

        Shareholder's Equity:
             Common Stock........................................................            15,000
             Additional Paid-In Capital..........................................           706,117
             Accumulated Other Comprehensive Income
                 (net of deferred income taxes)..................................            25,879
             Accumulated Earnings................................................           391,745
        Total Shareholder's Equity...............................................        ----------
                                                                                         $1,138,741
                                                                                         ----------

        Total Deferred Premium Revenue, Surplus Notes, Minority Interest and
             Shareholder's Equity................................................        $1,792,097
                                                                                         ==========


         For further information concerning Financial Security Assurance Inc., see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security Assurance Inc.'s financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Financial Security Assurance Holdings Ltd.'s web side, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security Assurance Inc. are available upon request to the State of New York Insurance Department.

Insurance Regulation

         Financial Security Assurance Inc. is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security Assurance Inc. is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions -- "single risks" -- and the volume of transactions --"aggregate risks" -- that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security Assurance Inc., regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                    Material Federal Income Tax Consequences

         The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

Tax Characterization of the Trust and the Transferors

         Dewey Ballantine LLP, tax counsel to the trust, is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the trust will not be treated as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. In addition, tax counsel is of the opinion that, assuming compliance with the terms of the Transaction Documents, neither of the transferors will be treated as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The transferors and the originator agree, and the noteholders will agree by their purchase of the offered notes, to treat the offered notes as indebtedness for all income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the offered notes. In general, whether instruments such as the offered notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferors have relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, and based in part on the facts set forth in this prospectus supplement and additional information and representations (including financial calculations relating to the contracts provided or reviewed and verified by the originator and the underwriter), tax counsel is of the opinion that, for federal income tax purposes, the notes will be properly treated as indebtedness. Such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. See "Material Federal Income Tax Consequences" herein for additional information concerning the application of federal income tax laws.

         If the offered notes are characterized as indebtedness, interest paid or accrued on an offered note will be treated as ordinary income to the noteholders and principal payments on an offered note will be treated as a return of capital to the extent of the noteholder's basis in the offered note allocable thereto. An accrual method taxpayer will be required to include in income interest on the offered notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS in respect of the interest paid and original discount, if any, accrued on the offered notes to the extent required by law.

         Although the transferors, the originator and the noteholders all agree to treat the offered notes as indebtedness for all income and franchise tax purposes, no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the class A notes or the class B notes did not represent debt for federal income tax purposes, holders of such class of notes would likely be treated as owning an equity interest in the trust or an equity interest in the transferors. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a noteholder would differ if such class of notes were held to constitute partnership interests rather than indebtedness. Since the trust will treat the offered notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under such alternative characterization of the offered notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the offered notes.

         Original Issue Discount. In general, an offered note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of an offered note is the initial offering price to the public excluding bond houses and brokers at which a substantial amount of the offered notes is sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first interest accrual period and the closing date. The stated redemption price at maturity of any offered note is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from issuance of the offered note to the first payment date. The indenture trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the offered notes.

         Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of an offered note multiplied by its weighted average life. The weighted average life of an offered note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying
(x) the number of complete years -- rounding down for partial years -- from the date of issuance until the date on which each of those distributions is expected to be made by (y) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the offered note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the offered note and, when each such distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         The adjusted issue price of an offered note at any time will equal the issue price of the offered note, increased by the aggregate amount of previously accrued original issue discount with respect to that offered note, and reduced by the amount of any distributions made on that offered note, as of that time, of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         A subsequent purchaser of an offered note that purchases it at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the offered note, the daily portion of original issue discount with respect to the offered note -- but reduced, if the cost of the offered note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (x) that daily portion and (y) a constant fraction, the numerator of which is that excess and the denominator of which is the sum of the daily portions of original issue discount on the offered note for all days on or after the day of purchase.

         Market Discount. A subsequent purchaser who buys an offered note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of an offered note disposes of such offered note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the offered note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the offered notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the note over the purchaser's basis in the offered note immediately after such purchaser acquired the note. In general, market discount on an offered note will be treated as accruing over the term of such offered note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the CPR). At the request of a holder of an offered note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs indebtedness to acquire an offered note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on an offered note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the offered notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys an offered note for more than its principal amount generally will be considered to have purchased the offered note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the offered note applying such amortized amounts to reduce the amount of interest reportable with respect to such offered note over the period from the purchase date to the date of maturity of the offered note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

         Sale or Redemption of Notes. If an offered note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such noteholder's adjusted basis in the offered note. Such adjusted basis generally will equal the cost of the offered note to the seller, increased by any original issue discount included in the seller's gross income in respect of the offered note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the offered note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of an offered note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the offered note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

         Taxation of Certain Foreign Investors. Interest payments (including OID, if any) on the offered notes made to a noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person.

         Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the offered notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payer certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                    State and Local Income Tax Considerations

         Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the offered notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the offered notes.

                              ERISA Considerations

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan, subject to certain exceptions not relevant here. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         In addition to the matters described below, purchasers of offered notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the offered notes.

         Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an "individual retirement account" or "IRA", or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the

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purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such benefit plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption or "PTCE" 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a benefit plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

         Employee plans that are government plans -- as defined in Section 3(32) of ERISA -- and certain church plans -- as defined in Section 3(33) of ERISA -- are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

         Any benefit plan fiduciary considering the purchase of a note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each benefit plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.

                                Legal Investment

         The class A-1 notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940.

                                  Underwriting

         The class A notes will be acquired by Prudential Securities Incorporated, as underwriter, for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

         The class B notes will be delivered by the trust to the originator or its affiliate in consideration for the sale of the contracts. The class B notes may be resold from time to time in negotiated transactions at varying prices to be determined at the time of the resale. This prospectus supplement and the accompanying prospectus also cover the resale of the class B notes from time to time by or on behalf of the originator or its affiliates.

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         In connection with the sale of the notes, the underwriter may receive compensation from the trust or from purchasers of the notes in the form of discounts, concessions or commissions. The underwriter and dealers participating in the distribution of the notes may be deemed to be underwriters in connection with the notes, and any discounts or commissions received by them from the trust and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         In connection with this offering, the underwriter may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. Any stabilizing, if commenced, may be discontinued at any time.

         The underwriting agreement pertaining to the sale of the notes will provide that the obligations of the underwriter will be subject to certain conditions precedent, that the underwriter will be obligated to purchase all the notes subject to that agreement if any are purchased and that, in limited circumstances, the servicer will indemnify the underwriter and, in limited circumstances, the underwriter will indemnify the trust and the servicer against civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

         Purchasers of notes, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

         The underwriter is an affiliate of the depositor.

                    Incorporation of Information by Reference

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Documents by Reference" and the consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd.:

         o the Annual Report on Form 10-K for the year ended December 31, 1998; and

         o        the Quarterly Report on Form 10-Q for the quarter ended March
                  31, 1999.

         All financial statements of Financial Security Assurance Inc. included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The servicer will provide without charge to any person to whom this prospectus supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to the servicer in writing at 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004.

                                      S-49

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         The depositor on behalf of the trust undertakes that, for purposes of determining any liability under the Securities Act, each filing of the trust's annual report pursuant to section 13(a) or 15(d) of the Securities and Exchange Act and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act that is incorporated by reference in the registration statement relating to the accompanying prospectus shall be deemed to be a new registration statement relating to the notes offered hereby, and the offering of such notes at that time shall be deemed to be the initial bona fide offering thereof.

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                             Additional Information

         Prudential Securities Secured Financing Corporation has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-52021) under the Securities Act of 1933 with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     Experts

         The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheet of ABFS Equipment Contract Trust 1999-A at June 25, 1999, set forth as Exhibit A hereto, has been audited by BDO Seidman LLP, independent auditors, as set forth in their report appearing elsewhere in this prospectus supplement, and is included in reliance upon the report given on the authority of that firm as experts in accounting and auditing.

                                  Legal Matters

         Certain legal matters relating to the originator, the transferors and the servicer will be passed upon by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania. Certain legal matters relating to the offered notes will be passed upon by Dewey Ballantine LLP, New York, New York. Certain Federal income tax matters will be passed upon for the trust by Dewey Ballantine LLP, New York, New York.

                                     Ratings

         As a condition to the issuance of the class A notes, the class A-1 notes must be rated "A-1+" by Standard & Poor's Ratings Services and "P-1" by Moody's Investors Service, Inc., and the class A-2 notes, the class A-3 notes and the class A-4 notes must be rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. As a condition to the issuance of the class B notes, the class B notes must be rated at least "BBB" by Duff & Phelps Credit Rating Co.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered notes address the likelihood of the receipt by noteholders of all distributions to which such noteholders are entitled. The ratings assigned to the offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.




                                      S-51

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                                    Glossary

         As used in this prospectus supplement, the following terms have the following meanings:

         Advance Payment: With respect to a contract and a collection period, any scheduled payment, Final Scheduled Payment, Purchase Option Payment or portion of either made by or on behalf of an obligor and received by the servicer during such collection period, which scheduled payment, Final Scheduled Payment, Purchase Option Payment or portion thereof does not become due until a subsequent collection period; provided, however, that Advance Payments do not include Prepayment Amounts.

         Aggregate Discounted Contract Principal Balance: Means, at any time of determination and with respect to any contracts, any amount equal to the sum of the Discounted Contract Principal Balances of such contracts.

         Available Distribution Amount: With respect to a payment date, the excess of (a) the Available Funds with respect to the related collection period, over (b) the Trust Operating Expenses.

         Available Funds: With respect to a payment date, all amounts -- including scheduled payments, Unscheduled Payments, and servicer advances -- held in the collection account on the related determination date, after taking into account all deposits required to be made on such determination date, other than any Advance Payment.

         Available Funds Shortfall: An event which occurs on a payment date if either (a) amounts are then or would otherwise be payable under the note insurance policy or (b) the sum of (x) the Class A Insured Distribution Amount for such payment date exceeds the Available Distribution Amount for such payment date.

         Base Principal Amount: With respect to any payment date, an amount equal to the excess of (x) the sum of (i) the Aggregate Discounted Contract Principal Balance of the contracts, as of the close of business on the last day of the second preceding collection period, and (ii) the Pre-Funded Collateral Amount, as of the close of business on the last day of the second preceding collection period, over (y) the sum of (i) the Aggregate Discounted Contract Principal Balance of the contracts, as of the close of business on the last day of the immediately preceding collection period, (ii) the Pre-Funded Collateral Amount, as of the close of business on the last day of the immediately preceding collection period, (iii) the aggregate Prepayment Amounts received by the servicer during the related collection period, (iv) any Defaulted Contract Amounts relating to the related collection period and (v) the amount of any funds released from the pre-funding account as a prepayment of principal on the offered notes, divided by 95.3%.

         Class A Accelerated Percentage:  92.34%.

         Class A Additional Principal Distribution Amount: Means (a) with respect to any payment date prior to the Class A Termination Date, any Unscheduled Payments with respect to the related collection period; and (b) with respect to the Class A Termination Date, the amount described in clause (a) above, to the extent necessary to reduce the note principal balance of each class of class A notes to zero.

         Class A Base Principal Distribution Amount: Means (a) with respect to any payment date prior to the Class A Termination Date, the sum of (x) the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such payment date, (y) the Class A Additional Principal Distribution Amount and
(z) the product of (i) the Class A Accelerated Percentage and (ii) the amount of any funds released from the pre-funding account as a prepayment of principal; and (b) with respect to the Class A Termination Date, the

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amount described in clause (a) above, to the extent necessary to reduce the note principal balance of each class of class A notes to zero.

         Class A Default Interest: Means, for any payment date and each class of class A notes, the product of (x) the sum of clauses (1) and (2) of the definition of Class A Overdue Interest with respect to such class, (y) (1) for the class A-1 notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of class A notes, one-twelfth, and (z) 1%.

         Class A Insured Distribution Amount: Means, with respect to any payment date, the sum of the Class A Insured Distribution Amounts for each class of class A notes. The "Class A Insured Distribution Amount" for each class of class A notes is (a) with respect to any payment date -- other than any payment date which is the Class A Maturity Date for such class -- the sum of (1) Class A Note Interest for such class less the amount of any Class A Default Interest for such class, and (2) such class's pro rata portion of the excess, if any, of (A) the note principal balance of the class A notes over (B) the sum of the Aggregate Discounted Contract Principal Balance of the contracts and the Pre-Funded Collateral Amount, and (b) with respect to the payment date which is the Class A Maturity Date for such class, the sum of (1) Class A Note Interest for such class less the amount of any Class A Default Interest for such class and (2) the then-outstanding note principal balance for such class.

         Class A Maturity Date: Means the final stated maturity date for each class of class A notes, as set forth below,

         o        for the class A-1 notes, July 15, 2000,

         o        for the class A-2 notes, June 15, 2001,

         o        for the class A-3 notes, December 15, 2003, and

         o        for the class A-4 notes, November 15, 2007.

         Class A Note Current Interest: With respect to any payment date and each class of class A notes, the interest accrued during the related Interest Accrual Period, equal to the product of (x) (1) for the class A-1 notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of class A notes, one-twelfth, (y) the note rate for that class of class A notes and (z) the aggregate note principal balance of that class of class A notes outstanding on the immediately preceding payment date, after taking into account all distributions made on such payment date.

         Class A Note Interest: Means, for any payment date and any class of class A notes, the sum of the Class A Current Note Interest for that class of class A notes and the Class A Overdue Note Interest for that class of class A notes.

         Class A Overdue Interest: With respect to any payment date and each class of class A notes, the difference between (x) the sum of

                  (1)      the excess, if any, of that portion of any Class A
                           Note Interest due on the immediately preceding payment date for that class of class A notes over that portion of the Class A Note Interest paid on such immediately preceding payment date for that class of class A notes,

                  (2)      without duplication of the amount described in clause
                           (1), the amount of the Class A Overdue Interest due and unpaid as of the immediately preceding payment date attributable to that class of class A notes, and

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                  (3)      the product of (x) the sum of clauses (1) and (2),
                           (y) (1) for the class A-1 notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of class A notes, one-twelfth, and (z) the note rate for that class of class A notes, and

         (y) any Class A Overdue Interest attributable to that class of class A notes paid on such payment date.

         Class A Overdue Principal: With respect to any payment date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior payment dates and (b) the aggregate amount of the principal, from whatever source, actually distributed to class A noteholders on all prior payment dates.

         Class A Percentage:  88.0%.

         Class A Termination Date: The payment date on which the note principal balance of each class of class A notes is reduced to zero.

         Class B Accelerated Percentage:  7.66%.

         Class B Additional Principal Distribution Amount: Means, (a) with respect to any payment date prior to the Class A Termination Date, zero; (b) with respect to the Class A Termination Date, the excess, if any, of (x) any Unscheduled Payments with respect to the related collection period, over (y) the amount of such sum necessary to reduce the note principal balance of each class of class A notes to zero; and (c) with respect to any period following the Class A Termination Date, the amount described in clause (b)(x) above, to the extent necessary to reduce the class B note principal balance to zero.

         Class B Base Principal Distribution Amount: Means, (a) with respect to any payment date prior to the Class A Termination Date, the sum of (x) the product of (1) the Class B Percentage and (2) the Base Principal Amount for such payment date, (y) the Class B Additional Principal Distribution Amount and (z) the product of (1) the Class B Accelerated Percentage and (2) the amount of any funds released from the pre-funding account as a prepayment of principal; and
(b) with respect to the Class A Termination Date, the amount described in clause
(a) above plus the portion of the Class A Base Principal Distribution Amount, not applied as a reduction of the note principal balance of the class A notes, on such date.

         Class B Collateralized Balance: The positive difference, if any, of the class B note principal balance over the Class B Uncollateralized Balance.

         Class B Maturity Date: Means the final stated maturity date for each class of class B notes, which is November 15, 2007.

         Class B Note Current Junior Interest: With respect to any payment date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the class B note rate and (y) the aggregate Class B Uncollateralized Balance outstanding on the immediately preceding payment date.

         Class B Note Current Priority Interest: With respect to any payment date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the class B note rate and (y) the aggregate Class B Collateralized Balance outstanding on the immediately preceding payment date.

         Class B Note Junior Interest: With respect to any payment date, the Class B Note Current Junior Interest and the Class B Overdue Junior Interest.

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         Class B Note Priority Interest: With respect to any payment date, the
Class B Note Current Priority Interest and the Class B Overdue Priority
Interest.

         Class B Overdue Junior Interest: With respect to any payment date, the difference between (x) the sum of,

                  (1) the excess, if any, of any Class B Note Junior Interest due on the immediately preceding payment date over the Class B Note Junior Interest paid on such immediately preceding payment date,

                  (2)      without duplication of the amount described in clause
                           (1), the amount of the Class B Overdue Junior Interest due and unpaid as of the immediately preceding payment date and

                  (3)      the product of (x) the sum of clauses (1) and (2),
                           (y) one-twelfth and (z) the sum of the class B note rate plus 1%, and

         (y) any Class B Overdue Junior Interest paid on such payment date.

         Class B Overdue Principal: With respect to any payment date, the difference, if any, equal to (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior payment dates and (b) the aggregate amount of the principal, from whatever source, actually distributed to class B noteholders on all prior payment dates.

         Class B Overdue Priority Interest: With respect to any payment date, the difference between (x) the sum of,

                  (1) the excess, if any, of any Class B Note Priority Interest due on the immediately preceding payment date over the Class B Note Priority Interest paid on such immediately preceding payment date,

                  (2)      without duplication of the amount described in clause
                           (1), the amount of the Class B Overdue Priority Interest due and unpaid as of the immediately preceding payment date and

                  (3)      the product of (x) the sum of clauses (1) and (2),
                           (y) one-twelfth and (z) the sum of the class B note rate plus 1%, and

         (y) any Class B Overdue Priority Interest paid on such payment date.

         Class B Percentage:  7.3%.

         Class B Termination Date: The payment date on which the class B note principal balance is reduced to zero.

         Class B Uncollateralized Balance: The positive difference, if any, of
(x) the sum of (a) the class A note principal balance and (b) the class B note principal balance, over (y) the sum of (a) the Aggregate Discounted Contract Principal Balance of all of the contracts and (b) the Pre-Funding Collateral Amount.
         Controlling Party: Means the note insurer, but if the note insurer has defaulted on its obligations under the note insurance policy and such default is continuing, the Controlling Party shall mean the majority of the holders of the notes.

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         Cumulative Loss Event: Means that the sum of the Defaulted Contract
Amounts (as of the first payment date for which such contract is classified as a Defaulted Contract) of all contracts which have become Defaulted Contracts, on a cumulative basis since the closing date, less any Defaulted Contract Recoveries, exceeds an amount equal to 5.25% of the Initial Aggregate Collateral Balance.

         Cut-Off Date: Means (x) with respect to the initial contracts, the close of business on May 31, 1999, and (y) with respect to any subsequent contracts or substitute contracts, the close of business on the last day of the month preceding the month in which the contract was transferred to the transferors.

         Defaulted Contract: A contract becomes a "Defaulted Contract" at the earliest of the date on which,

         o the servicer has determined in its sole discretion, in accordance with the servicing standard and its customary servicing procedures, that such contract is not collectible,

         o all or part of a Scheduled Payment thereunder is more than 120 days delinquent,

         o the servicer elected not to make a servicer advance or for which the servicer has determined that a prior servicer advance is not recoverable or

         o a bankruptcy proceeding has been instituted by or against the obligor, and the obligor has failed to make a Scheduled Payment or Final Scheduled Payment.

         Defaulted Contract Amounts: Means, with respect to any payment date, the sum of (x) the present value of all of the remaining scheduled payments and any Final Scheduled Payment due or to become due under each contract which became a Defaulted Contract during the related collection period, discounted monthly at the actual discount rate and (y) any scheduled payments theretofore due and not paid by the obligor.

         Defaulted Contract Recoveries: All proceeds of the sale or re-lease of equipment related to Defaulted Contracts and any amounts collected as judgments against an obligor or others related to the failure of such obligor to pay any required amounts under the related contract or to return the equipment, in each case as reduced by (x) any unreimbursed servicer advances with respect to such contract and (y) any reasonably incurred out-of-pocket expenses incurred by the servicer in enforcing such contract or in liquidating such equipment.

         Delinquency Trigger Event: Exists on any payment date on which the average of the Delinquency Trigger Ratios for such payment date and the two immediately preceding payment dates exceeds 3%. Once a Delinquency Trigger Event occurs, then such condition shall be deemed to continue until the payment date which is the third consecutive payment date for which the average of the Delinquency Trigger Ratio for such payment date and the two immediately preceding payment dates is less than 3%.

         Delinquency Trigger Ratio: With respect to any payment date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all contracts as to which all or a portion of a scheduled payment remained unpaid for more than 60 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all contracts as of the last day of the immediately preceding calendar month.

         Delinquent Contract: As of any determination date, any contract -- other than a contract which became a Defaulted Contract prior to such determination date -- with respect to which all or a portion of any scheduled payment was not received by the servicer as of 30 days from its due date.

         Discounted Contract Principal Balance: With respect to any contract, on any determination date, the sum of the present value of all of the remaining scheduled payments and any Final Scheduled Payment becoming due under such contract after the end of the prior collection period, discounted monthly at the actual discount rate in the manner described below; provided, however, that except to the extent expressly provided in the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, Expired Contract or contract reacquired by the originator pursuant to the Servicing Agreement, shall be equal to zero.

         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each contract shall be calculated assuming:

         o scheduled payments are due on the last day of each collection period;

         o scheduled payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

         o scheduled payments are discounted to the last day of the collection period prior to the determination date.

         Early Termination Contract: Any contract that has terminated pursuant to the terms of such contract prior to its scheduled expiration date, other than a Defaulted Contract.

         Expired Contract: Any contract that has terminated on its scheduled expiration date.

         Event of Default: Has the meaning given in "Description of the Notes -- Events of Default" in this prospectus supplement.

         Event of Servicing Termination: Has the meaning given in "Description of the Notes -- Events of Servicing Termination" in this prospectus supplement.

         Final Scheduled Payment: With respect to any contract, any payment set forth in such contract other than the regular scheduled payment which is required to be paid by the related obligor at the maturity of such contract.

         Indenture Trustee Expenses: Means the sum of the reimbursement to the indenture trustee for its reasonable expenses in its capacity as indenture trustee, including, without limitation, amounts payable to the indenture trustee, in its capacity as back-up servicer, in respect of a transfer of servicing from the servicer to the back-up servicer, and indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder.

         Initial Aggregate Collateral Balance: The sum of (x) the Aggregate Discounted Contract Principal Balance of the contracts as of the Cut-Off Date, and (y) the Pre-Funded Collateral Amount on the closing date.

         Initial Unpaid Amount: With respect to a contract, the excess of (x) the aggregate amount of all scheduled payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such contract.

         Interest Accrual Period: With respect to any payment date, the period from and including the prior payment date to but excluding such payment date and with respect to the initial payment date, (x) for the class A-1 notes, the period from and including the closing date up to but excluding such payment date, and (y) for each other class of notes, the period from and including June 15, 1999 up to but excluding such payment date.

         Net Charge-Off Event: Exists on any payment date on which the weighted average of the Net Charge-Off Ratio for such payment date and the two immediately preceding payment dates exceeds 2.5%. Once a Net Charge-Off Event occurs, then such condition shall be deemed to continue until the payment date which is the fourth consecutive payment date for which the weighted average of the Net Charge-Off Ratio for such payment dates and the two immediately preceding payment dates is less than 2.5%.

         Net Charge-Off Ratio: With respect to any payment date, twelve times the quotient, expressed as a percentage, of (a) the sum of the Discounted Contract Principal Balance of all contracts that become Defaulted Contracts during the immediately preceding calendar month -- regardless of whether a substitute contract was provided therefor -- less all recoveries received during the immediately preceding calendar month, including, but not limited to, liquidation proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Net Charge-Off Ratio, the Discounted Contract Principal Balance of any contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

         Pre-Funded Collateral Amount: As of any date of determination, is the amount on deposit in the pre-funding account, divided by 95.3%.

         Premium Amount: With respect to any payment date, the product of (a) one-twelfth, (b) the Premium Rate and (c) the outstanding class A note principal balance as of the end of the immediately preceding collection period.

         Premium Rate: Has the meaning given in the Premium Letter, dated as of June 1, 1999, between the originator and the note insurer.

         Prepayment: With respect to a collection period and a contract other than a Defaulted Contract, the amount received by the servicer during such collection period from or on behalf of an obligor with respect to such contract in excess of the sum of (x) any scheduled payment and any Final Scheduled Payment due during such collection period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such contract, so long as such amount is designated by the obligor as a prepayment and the servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Contract Recoveries are Prepayments.

         Prepayment Amount: With respect to a payment date and a contract, an amount, without duplication, equal to the sum of,

         o the Discounted Contract Principal Balance as of the beginning of the immediately preceding collection period -- without any deduction for any security deposit paid by an obligor, unless such security deposit has been deposited in the collection account pursuant to the Indenture,

         o the product of (x) the Discounted Contract Principal Balance of such contract as of the beginning of the immediately preceding collection period and (y) one-twelfth of the actual discount rate, and

         o any scheduled payments theretofore due and not paid by an obligor.

         Purchase Option Payment: With respect to a contract, any payment set forth in such contract payable by the obligor (including any security deposit applied in respect thereof) upon the exercise of a purchase option for the equipment relating to such contract at the end of the term of such contract, whether or not the obligor actually exercises such purchase option, or with respect to any contract which does not set forth a purchase option, any payment made by an obligor to purchase the equipment relating to such contract at the end of the term of such contract.

         Reacquisition Amount: With respect to a payment date and a contract, the sum, without duplication, of,

         o the Discounted Contract Principal Balance as of the beginning of the immediately preceding collection period (without any deduction for any security deposit paid by an obligor, unless such security deposit has been deposited in the collection account pursuant to the Indenture),

         o the product of (x) Discounted Contract Principal Balance of such contract as of the beginning of the immediately preceding collection period and (y) one-twelfth of the actual discount rate, and

         o any scheduled payments theretofore due and not paid by an obligor.

         Reimbursement Amount: As of any payment date, the sum of (x)(a) all insured payments under the note insurance policy previously received by the indenture trustee from the note insurer and not previously repaid to the note insurer pursuant to the Indenture plus (b) interest accrued on each such insured payment, at the late payment rate specified in the Insurance Agreement, not previously repaid to the note insurer from the date the indenture trustee received the related insured payment to, but not including, such payment date and (y)(a) any amounts then due and owing to the note insurer under the Insurance Agreement plus (b) interest on such amounts at the late payment rate specified in the Insurance Agreement.

         Residual Balance: As of any payment date, the difference, if any, between (a) the sum of (x) the Aggregate Discounted Contract Principal Balance of all contracts as of the end of the immediately preceding collection period and (y) the amount on deposit in the pre-funding account, and (b) the sum of (x) the outstanding class A note principal balance and (y) the outstanding class B note principal balance (each, without taking into account any previous distributions thereon attributable to Residual Receipts), after taking into account any distributions on such payment date.

         Residual Receipts: All Purchase Option Payments or other proceeds of the sale, re-lease or re-marketing of the underlying equipment, to the extent such proceeds exceed any scheduled payments and any Final Scheduled Payments remaining unpaid, but limited to the originator's booked residual value for such contract.

         Restricting Event: An event which shall occur on a payment date on which,

         o an Event of Servicing Termination has occurred under the Servicing Agreement and is not cured within the grace period set forth in the Servicing Agreement,

         o the note insurer makes an insured payment under the note insurance policy,

         o        a Net Charge-Off Event exists,

         o        a Delinquency Trigger Event exists,

         o        a Subordination Deficiency Event exists, or

         o        a Cumulative Loss Event exists.

         Subordination Deficiency Event: Exists on any payment date on which (x) the excess of (1) the sum of (A) the Aggregate Discounted Contract Principal Balance of the contracts as of the end of the immediately preceding collection period and (B) the Pre-Funded Collateral Amount as of the end of the immediately preceding collection period, over (2) the outstanding class A note principal balance on such payment date, after taking into account distributions which would have been made on such payment date, is less than (y) 3% of the Initial Aggregate Collateral Balance.

         Transfer Agreements: Means the Receivables Sale Agreement and the Receivables Pledge Agreement.

         Trust Operating Expenses: With respect to any payment date, an amount equal to the amounts owing to the servicer, the back-up servicer, the note insurer and the indenture trustee pursuant to the Indenture and payable out of Available Funds in priority to the Class A Note Interest then owing to the class A noteholders.

         Unscheduled Payments: With respect to any payment date, any Prepayment Amount, Residual Receipts and Reacquisition Amounts received on account of a contract during the preceding calendar month and Defaulted Contract Amounts on contracts which became Defaulted Contracts during the preceding calendar month.

                         Report of Independent Auditors

First Union Trust Company, National Association, as Owner Trustee of
     ABFS Equipment Contract Trust 1999-A

         We have audited the accompanying balance sheet of ABFS Equipment Contract Trust 1999-A, a Delaware business trust as of June 25, 1999. This balance sheet is the responsibility of the trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ABFS Equipment Contract Trust 1999-A, at June 25, 1999, in conformity with generally accepted accounting principals.

                                             BDO Seidman LLP


June 25, 1999
Philadelphia, Pennsylvania

                          Index to Financial Statements

                                                                          Page
                                                                          ----

Report of Independent Auditors.............................................A-1
Balance Sheet of the Trust as of June 25, 1999.............................A-3
Notes to Balance Sheet.....................................................A-4

                      ABFS Equipment Contract Trust 1999-A

                                  Balance Sheet

                                  June 25, 1999


--------------------------------------------------------------------------------
Assets

         Cash.................................................... $   1,000
                                                                  ---------

              Total assets....................................... $   1,000
                                                                  =========

Liabilities and Certificateholders Equity

         Liabilities............................................. $       0

         Certificateholders equity............................... $   1,000
                                                                  ---------

              Total liabilities and certificateholders equity.... $   1,000
                                                                  =========

         See accompanying notes.

                      ABFS Equipment Contract Trust 1999-A

                             Notes to Balance Sheet

                                  June 25, 1999


1.       Organization

         ABFS Equipment Contract Trust 1999-A, a Delaware statutory business trust, was organized in the state of Delaware on June 25, 1999, with First Union Trust Company, National Association, as its owner trustee.

         The trust was organized to engage exclusively in the following business and financial activities: to purchase or acquire from certain direct and indirect subsidiaries of American Business Leasing, Inc. certain property relating to certain receivables consisting of small-ticket equipment leases and commercial loans and the security interests in the underlying equipment, and to pledge such receivables or interests therein to The Chase Manhattan, as indenture trustee.


2.       Capital Contribution

         ABFS Finance LLC, 1999-A and ABFS Residual LLC, 1999-A together made an initial capital contribution of $1,000 to the trust on June 1, 1999.


3.       Registration Statement

         At June 1, 1999, the trust was in the process of preparing to issue up to $80 million of its Equipment Contract-Backed Notes, Series 1999-A.

PROSPECTUS
--------------------------------------------------------------------------------
              Equipment Lease Backed Securities Issuable in Series
                     PRUDENTIAL SECURITIES SECURED FINANCING
                                  CORPORATION,
                                    Depositor
         This Prospectus describes certain Equipment Lease Backed Notes (the "Notes") and Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."
         Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include a security interest in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.
         Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                  Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.
                  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------
                 The date of this Prospectus is March 26, 1999.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables, (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, Suite 1400, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

         The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292,
Attention: Joe Donovan (212) 778-1000.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer..............................    With  respect  to each  series  of  Securities,  either  the  Depositor,  a
                                        special-purpose   finance   subsidiary  of  the  Depositor   which  may  be
                                        organized  and  established  by the  Depositor  with respect to one or more
                                        Trust   Funds   (each   such   special-purpose   finance   subsidiary,    a
                                        "Transferor")  or a trust (each,  a "Trust") to be formed by the Depositor.
                                        For purposes of this  Prospectus,  the term  "Depositor"  includes the term
                                        "Transferor".  The  Depositor,  a Transferor or a Trust issuing  Securities pursuant to this  Prospectus and the related  Prospectus  Supplement  shall be  referred  to  herein  as the  "Issuer"  with  respect  to  the  related
                                        Securities. See "The Issuer."

Depositor...........................    Prudential  Securities  Secured  Financing  Corporation,  formerly known as
                                        P-B  Secured   Financing   Corporation   (the   "Depositor"),   a  Delaware
                                        corporation,   a  wholly-owned   limited  purpose  finance   subsidiary  of
                                        Prudential  Securities  Incorporated  The Depositor's  principal  executive offices are located at One New York Plaza,  New York,  New York 10292,  and
                                        its telephone number is (212) 778-1000.  See "The Depositor."

Servicer............................    The  Servicer  for each  Trust  Fund will be  specified  in the  applicable
                                        Prospectus   Supplement.   The  Servicer   will  service  the   Receivables
                                        comprising  each Trust Fund and administer  each Trust Fund pursuant to the related  Servicing  Agreement.  The  Servicer  may  subcontract  all or any portion of its  obligations as Servicer  under each Servicing  Agreement to qualified  subservicers  (each, a "Sub-Servicer") but the Servicer will not
                                        be  relieved   thereby  of  its  liability   with  respect   thereto.   See
                                        "Servicing of the Receivables."

Originator(s).......................    The Depositor will acquire the  Receivables  from one or more affiliates of the  Depositor or from one or more  entities  which are  unaffiliated  with
                                        the   Depositor   (any  such   affiliate   or   unaffiliated   entity,   an
                                        "Originator").  The  Receivables  will  be  either  (i)  originated  by the related Originator,  (ii) originated by various  manufacturers of Equipment
                                        ("Vendors")  and acquired by the related  Originator  or (iii)  acquired by the related  Originator  from other  originators or owners of  Receivables.
                                        In  addition,  to  the  extent  that  the  Depositor  acquires  Receivables directly  from a Vendor,  such Vendor will be the  Originator  for purposes of the related  Receivables  and this  Prospectus.  See "The Originator and the Servicer".

Trustee.............................    The  Trustee  for  each  series  of  Securities  will be  specified  in the related Prospectus  Supplement.  In addition,  a Trust may separately enter into an Indenture and may issue Notes  pursuant to such  Indenture;  in any such case the Trust and the  Indenture  will be  administered  by separate, independent  trustees as required  by the rules and  regulations  under the
                                        Trust  Indenture Act of 1939, as amended,  and the  Investment  Company Act of 1940, as amended.

The Securities......................    Each Class of Securities of any series will evidence  beneficial  ownership in a segregated  pool of assets (each,  a "Trust  Fund") (such  Securities,
                                        "Certificates")  or will  represent  indebtedness  of the Issuer secured by the Trust Fund (such Securities,  "Notes"),  as described herein and in the
                                        related  Prospectus  Supplement.   Each  Trust  Fund  may  consist  of  any
                                        combination of finance leases,  installment sale contracts,  loan contracts or  participation  interests  therein,  together  with all monies  received relating  thereto  (the  "Contracts").  Each Trust Fund also may  include a security  interest  in  the  underlying  equipment  and  property  relating thereto,  together with the proceeds  thereof (the "Equipment" and together with the Contracts, the "Receivables").

                                        The Equipment underlying the Receivables included in each Trust Fund will be limited to  personal  property  which is leased or  financed  by the related
                                        Originator  to the Lessee  pursuant to  Contracts  which either are "chattel paper" (as  defined in the  Uniform  Commercial  Code) or would be  "chattel paper" but for a  technical  definitional  matter,  but in any event are not treated  materially  differently  from "chattel paper" for purposes of title transfer,  security interests or remedies on default. Such Equipment will be further limited to personal property which is subject to Uniform  Commercial
                                        Code provisions relating to title transfer,  security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the  ordinary  course of business or for home use such as  medical  equipment,  restaurant  equipment,  film and  video  production equipment,  other  industrial  and  production  equipment,  data  processing equipment, telecommunications equipment, office equipment and furniture.

                                        No Trust Fund will  include  Receivables  with  respect to which the related
                                        Contract  or  the  related   Equipment   is  subject  to  federal  or  state
                                        registration or titling  requirements  which (x) differ  materially from, or supplant,  standard Uniform Commercial Code provisions  governing the manner in which title or security  interests in "chattel  paper" (as defined in the
                                        Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions  governing  remedies on default.  By way of  illustration  of the foregoing,  no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles,  aircraft, ships or boats,  firearms or other weapons,  railroad  rolling stock or facilities such as factories,  warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.  However,  the Receivables may generally  include Contracts and a
                                        security   interest  in  theEquipment   relating  to  individual,   discrete
                                        components of assets such as the foregoing; for example a leased computer on the ship may  qualify as  "Equipment",  a security  interest in which may be included in a Trust Fund,  provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

                                        If and to the extent specified in the related Prospectus Supplement,  credit enhancement  with  respect  to a Trust Fund or any class of  Securities  may include any one or more of the  following:  a financial  guaranty  insurance policy (a "Policy") issued by an insurer specified
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
                                        in the related Prospectus Supplement,  a reserve account, letters of credit, credit or liquidity facilities,  third party payments or other support, cash deposits or other arrangements.  In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination,  cross-support among the Receivables or over-collateralization.  The Depositor will acquire the Receivables  from the related  Originator(s)  on or prior to the date of issuance of the related  Securities,  as described herein and in the related
                                        Prospectus Supplement.

                                        With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement  (each,  a "Pooling  Agreement") by and between the
                                        Depositor  and the  Trustee  named  therein.  Each  Pooling  Agreement  will describe the related pool of Receivables held by the Trust.

                                        With respect to Securities  that  represent  debt issued by the Issuer,  the
                                        Issuer will enter into an indenture  (each,  an  "Indenture") by and between the  Issuer  and  the  trustee  named  on  such  Indenture  (the  "Indenture
                                        Trustee").  Each  Indenture  will  describe the related pool of  Receivables comprising  the Trust  Fund and  securing  the debt  issued  by the  related
                                        Issuer.

                                        The Receivables  comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing  agreement  (each,  a "Servicing  Agreement") by and between the Servicer and the related Issuer.

                                        In the case of any  individual  Trust  Fund,  the  contractual  arrangements relating to the  establishment  of a Trust,  if any,  the  servicing  of the related  Receivables  and the  issuance  of the  related  Securities  may be contained in a single  agreement,  or in several  agreements  which  combine certain aspects of the Pooling  Agreement,  the Servicing  Agreement and the
                                        Indenture  described above (for example, a pooling and servicing  agreement, or a servicing and collateral  management  agreement).  For purposes of this
                                        Prospectus,  the term "Trust Agreement" as used with respect to a Trust Fund means,  collectively,  and  except as  otherwise  described  in the  related
                                        Prospectus Supplement,  any and all agreements relating to the establishment of a  Trust,  if any,  the  servicing  of the  related  Receivables  and the issuance of the related  Securities.  The term  "Trustee"  means any and all persons acting as a trustee pursuant to a Trust Agreement.

                                    Securities Will Be Non-Recourse.

                                        The Securities  will not be  obligations,  either  recourse or  non-recourse
                                        (except  for  certain   non-recourse   debt  described  under  "Certain  Tax
                                        Considerations"),  of the  Depositor,  the  related  Servicer,  the  related
                                        Originator(s)  or any person other than the related  Issuer.  The Notes of a given series represent  obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent  interests in or  obligations  of the  Depositor,  the related
                                        Servicer,  the related  Originator(s) or any of their respective  affiliates other than the  related  Trust.  In the case of  Securities  that  represent beneficial  ownership interest in the related Trust, such Securities will represent the beneficial ownership
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
                                        interests in such Trust and the sole source of payment will be the assets of such Trust.  In the case of Securities  that represent debt issued by the  related  Issuer,  such  Securities  will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit,  financial  guaranty insurance policy or reserve fund may  constitute  a full  recourse  obligation  of the issuer of such  credit enhancement.

                                    General Nature of the Securities as Investments.

                                        All of the Securities  offered  pursuant to this  Prospectus and the related
                                        Prospectus  Supplement  will be  rated  in one of the  four  highest  rating categories by one or more Rating Agencies (as defined herein).

                                        Additionally,  all of the Securities offered pursuant to this Prospectus and the related  Prospectus  Supplement will be of the fixed-income type ("Fixed
                                        Income  Securities").  Fixed Income  Securities  will generally be styled as debt instruments,  having a principal balance and a specified  interest rate
                                        ("Interest Rate").  Fixed Income Securities may either represent  beneficial ownership  interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                                        Each series or Class of Fixed  Income  Securities  offered  pursuant to this
                                        Prospectus  may have a  different  Interest  Rate,  which  may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the
                                        Interest Rate for each series or Class of Fixed Income Securities  described therein,  or the  initial  Interest  Rate  and the  method  for  determining subsequent changes to the Interest Rate.

                                        A series may include one or more Classes of Fixed Income Securities  ("Strip
                                        Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest  distributions,  or (ii) to  interest  distributions, with disproportionate, nominal or no principal distributions. In addition, a series  of  Securities  may  include  two or more  Classes  of Fixed  Income
                                        Securities that differ as to timing,  sequential order, priority of payment,
                                        Interest Rate or amount of distribution of principal or interest or both, or as to which  distributions of principal or interest or both on any Class may be made upon the  occurrence  of  specified  events,  in  accordance  with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables.  Any such series may include one or more
                                        Classes  of Fixed  Income  Securities  ("Accrual  Securities"),  as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities
                                        which  are  also  Strip  Securities)   thereof  on  each  Payment  Date,  as
                                        hereinafter  defined,  or in the manner described in the related  Prospectus
                                        Supplement.

                                        If so provided in the related  Prospectus  Supplement,  a series may include one or more other  Classes of Fixed  Income  Securities  (collectively,  the
                                        "Senior  Securities")  that are senior to one or more other Classes of Fixed
                                        Income Securities (collectively, the
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
                                        "Subordinate  Securities") in respect of certain  distributions of principal and interest and allocations of losses on Receivables.

                                        In addition,  certain Classes of Senior (or  Subordinate)  Securities may be
                                        senior to other Classes of Senior (or Subordinate)  Securities in respect of such distributions or losses.

                                    General Payment Terms of Securities.

                                        As provided in the related  Trust  Agreement and as described in the related
                                        Prospectus  Supplement,  the holders of the  Securities  ("Securityholders")
                                        will be entitled to receive  payments on their Securities on specified dates
                                        (each,  a  "Payment  Date").  Payment  Dates with  respect  to Fixed  Income
                                        Securities will occur monthly,  quarterly or semi-annually,  as described in the related Prospectus Supplement.

                                        The related  Prospectus  Supplement will describe a date (the "Record Date")
                                        preceding  such  Payment  Date,  as of which the Trustee or its paying agent will fix the  identity of the  Securityholders  for the purpose of receiving payments on the next  succeeding  Payment  Date. As described in the related
                                        Prospectus  Supplement,  the Payment  Date will be a  specified  day of each month,  commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of  business  as of the last day of the  calendar  month that  precedes  the calendar month in which such Payment Date occurs.

                                        Each Trust  Agreement will describe a period (each,  a "Remittance  Period")
                                        preceding  each  Payment  Date  (for  example,  in the  case of  monthly-pay
                                        Securities,  the calendar month  preceding the month in which a Payment Date occurs).  As more fully  described  in the  related  Prospectus  Supplement,
                                        collections   received  on  or  with  respect  to  the  related  Receivables constituting a Trust Fund during a Remittance  Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment
                                        Date and will be used to fund  payments to  Securityholders  on such Payment
                                        Date. As may be described in the related Prospectus Supplement,  the related
                                        Trust Agreement may provide that all or a portion of the payments  collected on or with respect to the related  Receivables may be applied by the related
                                        Trustee to the  acquisition  of  additional  Receivables  during a specified period (rather than be used to fund payments of principal to Securityholders during  such  period),  with the result  that the  related  Securities  will possess an interest-only  period,  also commonly  referred to as a revolving period,  which will be followed by an amortization period. Any such interest only or revolving  period may, upon the  occurrence of certain  events to be described in the related Prospectus  Supplement,  terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                        In addition,  and as may be described in the related Prospectus  Supplement, the  related  Trust  Agreement  may  provide  that all or a portion  of such collected  payments  may be  retained  by the  Trustee
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
                                        (and held in certain  temporary  investments,  including  Receivables) for a specified  period  prior to being  used to fund  payments  of  principal  to
                                        Securityholders.

                                        Such  retention  and temporary  investment by the Trustee of such  collected payments may be required by the related  Trust  Agreement for the purpose of
                                        (a) slowing the amortization rate of the related Securities  relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization  schedule established  at the time  such  Securities  are  issued.  Any  such  feature applicable to any  Securities may terminate upon the occurrence of events to
                                        be   described   in  the  related   Prospectus   Supplement,   resulting  in
                                        distributions  to the specified  Securityholders  and an acceleration of the amortization of such Securities.

                                        As more fully specified in the related  Prospectus  Supplement,  neither the
                                        Securities nor the underlying  Receivables  will be guaranteed or insured by any governmental  agency or  instrumentality  or the Depositor,  the related
                                        Servicer, the related Originator, any Trustee, or any of their affiliates.

No Investment Companies.............    Neither  the  Depositor  nor any  Trust  will  register  as an  "investment company"  under  the  Investment  Company  Act of  1940,  as  amended  (the
                                        "Investment Company Act").

The Equity Interest.................    With respect to each Trust,  the "Equity  Interest" at any time  represents the  rights to the  related  Trust  Fund in excess of the  Securityholders'
                                        interest  of all series  then  outstanding  that were issued by such Trust.
                                        The Equity  Interest  in any Trust  Fund will  fluctuate  as the  aggregate
                                        Discounted  Contract  Balance  of such  Trust  Fund  changes  from  time to time.  In  addition,  the  Depositor  may cause  one or more of the  Trusts
                                        (such a Trust,  a xxxxx  "Master  Trust")  to issue  additional  series  of
                                        Securities  from time to time and any such  issuance  will have the  effect of  decreasing  the Equity  Interest  in the  related  Master  Trust to the
                                        extent  of  the  aggregate   principal   amount  of  the  Securities.   See
                                        "Description  of  Securities  -- Master  Trusts."  A portion  of the Equity interest  in any  Trust  may be sold  separately  in one or more  public or private transactions.

Master Trusts; Issuance of
Additional Series...................    As  may  be  described  in  the  related  Prospectus  Supplement,  a  Trust
                                        Agreement  may  authorize  the Trustee to issue  certificates  (the "Equity
                                        Certificates")  evidencing the Equity  Interest in a Master Trust,  and may provide  that,  pursuant  to any one or  more  supplements  to  such  Trust
                                        Agreement,  the  Depositor  may cause the  related  Trustee to issue one or more new series of  Securities  and  accordingly  cause a reduction  in the related  Equity  Interest in such Master Trust  represented  by the related
                                        Equity  Certificate.  Under  each such  Trust  Agreement  (each,  a "Master
                                        Trust  Agreement"),  the  Depositor may determine the terms of any such new series.  See "Description of the Securities -- Master Trusts."

                                        The Depositor may cause the related  Trustee to offer any such new series to the public or other investors,  in transactions  either registered under the
                                        Securities Act or exempt from registration
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
                                        thereunder,  directly  or  through  one or more  underwriters  or  placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                                        A new  series to be issued by a Trust  which has a series  outstanding  may, unless otherwise  described in the related  Prospectus  Supplement,  only be
                                        issued  upon   satisfaction  of  the  conditions   described   herein  under
                                        "Description of the Securities -- Master Trusts",  including,  among others, that such issuance  will not effect the rating given to any existing  series issued by such Master Trust.  Securities  secured by  Receivables  held by a
                                        Master  Trust  shall  be  entitled  to  moneys  received  relating  to  such
                                        Receivables on a pari passu basis with other  Securities  issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization.............    As  described in the related  Trust  Agreement  and the related  Prospectus
                                        Supplement,  the source of payment  for  Securities  of each series will be the assets of the related Trust Fund only.

                                        However, as may be described in the related Prospectus Supplement,  a series or class of Securities may include the right to receive moneys from a common pool of credit  enhancement  which may be available for more than one series of Securities,  such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables.  Notwithstanding the foregoing,  and as described in the related  Prospectus  Supplement,  no payment  received on any Receivable  held by any Trust may be applied to the payment of  Securities  issued by any other  Trust  (except  to the  limited extent that certain  collections  in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Trust Fund..........................    As specified  in the related  Prospectus  Supplement,  each Trust Fund will consist of the related  Contracts,  and may include a security  interest in the  related  Equipment.  If and to the  extent  specified  in the  related
                                        Prospectus  Supplement,  credit enhancement with respect to a Trust Fund or any class of  Securities  may include any one or more of the  following:  a
                                        Policy   issued  by  an  insurer   specified  in  the  related   Prospectus
                                        Supplement,  a reserve  account,  letters  of credit,  credit or  liquidity
                                        facilities,   repurchase   obligations,   third  party  payments  or  other
                                        support,  cash  deposits or other  arrangements.  In addition to or in lieu
                                        of  the  foregoing,   credit  enhancement  may  be  provided  by  means  of
                                        subordination,      cross-support      among     the     Receivables     or
                                        over-collateralization.   See   "Description  of  the  Trust  Agreement  --
                                        Credit and Cash Flow  Enhancement."  The Contracts are  obligations for the lease (a  "Lease") or purchase  of the  Equipment,  or evidence  borrowings used to acquire  the  Equipment,  entitling  the  obligor  thereunder  (the
                                        "Lessor")  to  payments  of rent and  related  payments  and to either  the return of the  Equipment  at the  termination  of the related  Contract or, with respect to certain of the  Contracts,  the payment of a purchase price
                                        for  the  Equipment  at  the  election  of  the  obligee   thereunder  (the
                                        "Lessee").
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
                                        The Leases will consist of finance leases.  "Finance  Leases" usually have a term greater  than three years.  In a Finance  Lease,  the Lessor  transfers substantially  all  benefits  and  risks  of  ownership  to the  Lessee.  In accordance  with Statement of Financial  Accounting  Standards No. 13 ("FASB
                                        13"), a Lease is  classified  as a Finance  Lease if the  collectibility  of lease  payments  are  reasonably  certain and it meets one of the  following criteria:  (1) the Lease  transfers  title and ownership of the Equipment to the Lessee by the end of the Lease  term;  (2) the Lease  contains a bargain purchase  option;  (3) the Lease  term at  inception  is at least 75% of the estimated  life of the  Equipment;  or (4) the present  value of the minimum
                                        Lease  payments is at least 90% of the fair market value of the Equipment at inception of the Lease.  Installment  sale contracts and loan contracts (the
                                        "Purchase Contracts") secured by the related Equipment provide for scheduled payments which fully amortize the amount financed by an obligor. The related
                                        Prospectus  Supplement  will  describe the type and  characteristics  of the
                                        Contracts  included in each Trust Fund  relating to the  Securities  offered pursuant to this Prospectus and the related Prospectus Supplement.

                                        The  Receivables  comprising a Trust Fund will be acquired by the  Depositor from the related  Originator;  such  Receivables  will have theretofore been either (i)  originated by such  Originator,  (ii)  originated by Vendors and acquired by such  Originator or (iii) acquired by such Originator from other originators or owners of Receivables.

                                        With respect to the  Receivables  comprising  each Trust Fund, the Depositor and/or the related Originator will acquire the related  Receivables from the
                                        Originator  pursuant  to a  Receivables  Acquisition  Agreement  as  defined herein.  The  Depositor  will either  transfer such  Receivables  to a Trust pursuant to a Pooling Agreement or pledge the Depositor's  right,  title and
                                        interest   in  and  to  such   Receivables   to  a  Trustee   on  behalf  of
                                        Securityholders  pursuant to an Indenture.  The Contracts  transferred  to a
                                        Trust or pledged to a Trustee shall have a Discounted  Contract  Balance (as defined below) specified in the related  Prospectus  Supplement.  The rights
                                        and  benefits  of  the  Depositor  or  Transferor   under  such  Receivables
                                        Acquisition  Agreement  will be  assigned  to the  Trustee  on behalf of the related  Securityholders.  The  obligations  of the  Depositor,  the related
                                        Originator(s),  the related Servicer(s), the related Trustee and the related
                                        Indenture  Trustee,  if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                                        The  "Discounted  Contract  Balance" of a Contract as of any Cut-Off Date is
                                        the present value of all of the remaining payments scheduled to be made with respect to such  Contract,  discounted  at a rate  specified  in the related
                                        Prospectus Supplement and the Trust Agreement.

                                        In addition, if so specified in the related Prospectus Supplement, the Trust
                                        Fund  will  include  monies  on  deposit  in  a  Pre-Funding   Account  (the
                                        "Pre-Funding  Account") to be  established  with the Trustee,  which will be used  to  acquire  Additional  Receivables  from  time to
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
                                        time during the  "Pre-Funding  Period"  specified in the related  Prospectus
                                        Supplement.

                                        If and to the extent  provided in the  related  Prospectus  Supplement,  the
                                        Depositor will be obligated  (subject only to the  availability  thereof) to acquire from the related  Originator(s) and to either transfer to a Trust or pledge to a Trustee  on behalf of  Securityholders,  additional  Receivables
                                        (the  "Additional  Receivables")  from time to time  during any  Pre-Funding
                                        Period specified in the related Prospectus Supplement.

Registration of Securities..........    Securities may be represented by global  securities  registered in the name of  Cede & Co.  ("Cede"),  as  nominee  of  The  Depository  Trust  Company
                                        ("DTC"),  or another  nominee.  In such case,  Securityholders  will not be
                                        entitled   to   receive    definitive    securities    representing    such
                                        Securityholders'  interests,  except in certain circumstances  described in the related  Prospectus  Supplement.  See "Description of the Securities --
                                        Book Entry Registration" herein.

Credit and Cash Flow
Enhancement.........................    If and to the  extent  specified  in  the  related  Prospectus  Supplement,
                                        credit   enhancement  with  respect  to  a  Trust  Fund  or  any  class  of
                                        Securities  may include any one or more of the  following:  a Policy issued by an insurer specified in the related  Prospectus  Supplement (a "Security
                                        Insurer"),  a reserve  account,  letters  of  credit,  credit or  liquidity facilities,  third party payments or other support,  cash deposits or other
                                        arrangements.   Any  form  of  credit   enhancement   will   have   certain
                                        limitations  and  exclusions  from  coverage  thereunder,   which  will  be
                                        described in the related  Prospectus  Supplement.  See  "Description of the
                                        Trust Agreement -- Credit and Cash Flow Enhancement."

Receivables Acquisition
Agreement...........................    As  more  fully  described  in  the  related  Prospectus  Supplement,   the
                                        Depositor  and/or the related  Originator will be obligated to acquire from the related  Trust Fund any  Receivable  transferred  pursuant to a Pooling
                                        Agreement  or pledged  pursuant  to an  Indenture  if the  interest  of the
                                        Securityholders  therein is  materially  adversely  affected by a breach of any  representation  or  warranty  made  by the  Depositor  or the  related
                                        Originator  with  respect  to such  Receivable,  which  breach has not been cured.  To the extent that the Depositor so acquires any  Receivables,  the related  Originator will be obligated to acquire such  Receivables from the
                                        Depositor  pursuant  to  the  related  Receivables   Acquisition  Agreement
                                        contemporaneously  with the  Depositor's  acquisition  of such  Receivables from  the  applicable  Trust  Fund.  The  obligation  of the  Depositor  to acquire any such Receivables  with respect to which the related  Originator has  breached a  representation  or  warranty  is  subject  to the  related
                                        Originator's  acquisition  of  such  Receivables  from  the  Depositor.  In addition,  if so  specified  in  the  related  Prospectus  Supplement,  the
                                        Depositor  may  from  time  to  time  reacquire   certain   Receivables  or
                                        substitute  other  Receivables  for such  Receivable  held by a Trust Fund, subject to specified  conditions  set forth in the related Trust  Agreement and Receivables Acquisition Agreement.

Servicer's Compensation.............    The  Servicer  shall  be  entitled  to  receive  a fee  for  servicing  the
                                        Contracts of each Trust Fund equal to a specified  percentage  of the value of the assets held in the related  Trust Fund,  as set forth in the related
                                        Prospectus     Supplement.     See     "Description     of    the     Trust
                                        Agreements--Servicing  Compensation"  herein and in the related  Prospectus
                                        Supplement.

Certain Legal Aspects
of the Contracts....................    With  respect  to the  transfer  of the  Contracts  to  the  related  Trust pursuant  to a Pooling  Agreement  or the  pledge of the  related  Issuer's
                                        right,   title  and  interest  in  and  to  such  Contracts  on  behalf  of
                                        Securityholders  pursuant to an Indenture,  the Depositor will warrant,  in each case,  that such  transfer is either a valid  transfer and  assignment of the  Contracts  to the Trust or the grant of a security  interest in the
                                        Contracts.  Each  Prospectus  Supplement  will specify what actions will be taken by which  parties as will be required to perfect  either the Issuer's
                                        or  the   Securityholders'   security   interest  in  the  Contracts.   The
                                        Depositor  may also  warrant  that,  if the transfer or pledge by it to the
                                        Trust or to the  Securityholders  is  deemed  to be a grant to the Trust or to the  Securityholders  of a security interest in the Contracts,  then the
                                        related  Issuer  or  the   Securityholders   will  have  a  first  priority
                                        perfected  security interest  therein,  except for certain liens which have priority  over  previously  perfected  security  interests  by operation of law,  and,  with  certain  exceptions,  in the  proceeds  thereof.  Similar
                                        security  interest  and  priority   representations   and  warranties,   as
                                        described  in the related  Prospectus  Supplement,  may also be made by the
                                        Depositor with respect to the security interest in the Equipment.

                                        Each  Prospectus  Supplement  will specify if the related  Originator or the
                                        Depositor  has filed or will be  required  to file UCC (as  herein  defined)
                                        financing  statements  identifying  the Equipment as  collateral  pledged in favor of the related Trust or Trustee on behalf of the  Securityholders.  In the absence of such filings any security  interest in the Equipment will not be perfected in favor of the related Trust or Trustee.  See "Risk Factors --
                                        Certain Legal  Aspects" and  "Interests in the Conveyed  Property -- UCC and
                                        Bankruptcy Considerations."

Optional Termination................    The  related  Servicer,  the  related  Originator,  the  Depositor,  or,  if specified in the related Prospectus Supplement,  certain other entities may, at  their  respective  options,  effect  early  retirement  of a  series  of
                                        Securities under the  circumstances and in the manner set forth herein under
                                        "The Trust  Agreement - Termination;  Retirement of  Securities"  and in the
                                        related Prospectus Supplement.

Mandatory Termination...............    The Trustee,  the related  Servicer or certain other entities  specified in
                                        the  related  Prospectus   Supplement  may  be  required  to  effect  early
                                        retirement  of all or any portion of a series of  Securities  by soliciting competitive  bids for the purchase of the related  Trust Fund or otherwise, under  other  circumstances  and in the  manner  specified  in  "The  Trust
                                        Agreement  -  Termination;  Retirement  of  Securities"  and in the related
                                        Prospectus Supplement.

Tax Considerations..................    Securities  of each series  offered  hereby  will,  for federal  income tax purposes,  constitute  either (i) interests in a Trust treated as a grantor
                                        trust   under   applicable   provisions   of  the  Code   ("Grantor   Trust

                                        Securities"),  (ii)  debt  issued  by a Trust  or by the  Depositor  ("Debt
                                        Securities")  or  (iii)  interests  in  a  Trust  which  is  treated  as  a partnership ("Partnership Interests").

                                        The  Prospectus  Supplement  for each series of Securities  will  summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                                        Investors are advised to consult  their tax advisors and to review  "Certain
                                        Federal  and  State  Income  Tax  Consequences"  in the  related  Prospectus
                                        Supplement.

ERISA Considerations................    The  Prospectus  Supplement for each series of Securities  will  summarize, subject to the  limitations  discussed  therein,  considerations  under the
                                        Employee  Retirement  Income  Security Act of 1974,  as amended  ("ERISA"), relevant to the purchase of such  Securities by employee  benefit plans and
                                        individual   retirement  accounts.   See  "ERISA   Considerations"  in  the
                                        related Prospectus Supplement.

Ratings.............................    Each  Class of  Securities  offered  pursuant  to this  Prospectus  and the related  Prospectus  Supplement  will be rated  in one of the four  highest
                                        rating   categories   by  one  or   more   "national   statistical   rating
                                        organizations",  as  defined in the  Securities  Exchange  Act of 1934,  as
                                        amended  (the  "Exchange  Act"),  and  commonly   referred  to  as  "Rating
                                        Agencies".  Such  ratings  will  address,  in the  opinion  of such  Rating
                                        Agencies,  the  likelihood  that  the  Issuer  will be able to make  timely payment of all amounts due on the related  Securities  in  accordance  with the terms  thereof.  Such ratings will neither  address any  prepayment  or
                                        yield  considerations   applicable  to  any  Securities  nor  constitute  a
                                        recommendation to buy, sell or hold any Securities.

                                        The ratings  expected to be received with respect to any Securities  will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         Ownership of Contracts. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

         Security Interest in the Equipment. Unless otherwise described in the related Prospectus Supplement, the related Originator will also contribute a security interest in all of its right, title and interest in and to the related Equipment to the Depositor. The Receivables Acquisition Agreement shall require the Originator to make certain representations and warranties with respect to the security interest in the Equipment. The Depositor shall pledge a security interest in all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Depositor shall warrant that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.

         As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Originators nor the Depositor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment. Neither the

Originators nor the Depositor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Fund receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.

         Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

         In the event that the Depositor or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         Insolvency and Bankruptcy Matters. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

         Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

         With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

         The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

         Lessees of the Equipment may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

         Equipment Obsolescence. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its equipment lease portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

         Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

         Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities --Master Trusts."

         Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

         Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

         Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

         The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

         Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

         Certain UCC Considerations. Certain states have adopted a version of
Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

         Contracts Related to Software and Services. Certain Contracts, as described in the related Prospectus Supplement, may relate to software and services that are not owned by the related Originator and in which no related interest will be transferred to the Issuer. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.


                                 THE TRUST FUNDS

         The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement,
(iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the proceeds of any repossessed Equipment related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one ore more classes of Securities.

         The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various Vendors and acquired by the related Originator or (iii) acquired by the related Originator from originators or other lessors of Receivables.

         The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Equipment underlying the Receivables will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

         No Trust Fund will include Receivables with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, Receivables may include Contracts and a security interest in the Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment", a security interest in which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

         The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

         With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or
(ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

         The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.


                                   THE ISSUERS

         With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

         Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

         If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Contracts, and the proceeds from the sale of Equipment which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.


                                 THE RECEIVABLES

Receivables Pools

         Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.


Delinquencies, Repossessions, and Net Losses

         Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.


Maturity and Prepayment Considerations

         As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables From Originators

         The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

         The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing equipment leases in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.


                                  POOL FACTORS

         The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

         As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                 USE OF PROCEEDS

         The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                                  THE DEPOSITOR

         Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

         As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

         Neither the Depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.


                                   THE TRUSTEE

         The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

         With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

         All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

         Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more Classes of Strip Securities entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

         In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.


General Payment Terms of Securities

         As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

         Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

         Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

         As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.


Master Trusts

         As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

         Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

         Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.


Book-Entry Registration

         As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").
                                       25

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

         Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

         As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


Reports to Securityholders

         With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

               (i) the amount of the distribution with respect to each class of Securities;

               (ii) the amount of such distribution allocable to principal;

               (iii) the amount of such distribution allocable to interest;

               (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

               (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

               (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

               (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

               (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

         Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


                       DESCRIPTION OF THE TRUST AGREEMENTS

         The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.


Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

         On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

         As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an

Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.


Accounts

         With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

         Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

         For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.


The Servicer

         The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

         Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.


Servicing Procedures

         Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

         The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.


Payments on Receivables

         With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

Servicing Compensation

         As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

         Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

         The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the related Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


Distributions

         With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.


Credit and Cash Flow Enhancements

         The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.


Statements to Indenture Trustees and Trustees

         Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".


Evidence as to Compliance

         Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

         Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.


Certain Matters Regarding the Servicers

         Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

         Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.


Servicer Default

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


Rights upon Servicer Default

         As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.


Waiver of Past Defaults

         With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


Amendment

         As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


Insolvency Event

         As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Fund, the related Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Depositor) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


Termination

         With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

         If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

         As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

         The Contracts that comprise the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.


The Equipment

         The related Originator will convey a security interest in the related Equipment to the Depositor. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the related Servicer on behalf of the Trust.

         In the event of a default by the Lessee, the related Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

         In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the related Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Trust Fund, re - lease such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.

         Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

         In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trust Fund, the related Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that such Servicer elects to repossess and sell such leased Equipment at any time.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the related Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the related Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

         In addition, certain of the Receivables may be leased by the Originator to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

         These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.


                           CERTAIN TAX CONSIDERATIONS

         The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.


                              ERISA CONSIDERATIONS

         The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                             METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

         The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Depositor with institutional investors through dealers;

                  3. By direct placements by the Depositor with institutional investors; and

                  4. By competitive bid.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

         Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related Prospectus Supplement.


                              FINANCIAL INFORMATION

         A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS


         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.




Accrual Securities............................................................................6
Additional Receivables.......................................................................11
Article 2A...................................................................................18
Bankruptcy Code..............................................................................37
Cede.........................................................................................11
CEDEL Participants...........................................................................27
Certificates...............................................................................1, 4
Class.........................................................................................1
clearing agency..............................................................................25
clearing corporation.........................................................................25
Collection Account...........................................................................30
Collection Period............................................................................31
Commission....................................................................................2
Contracts..................................................................................1, 4
Cooperative..................................................................................27
Credit Enhancement...........................................................................17
Credit Enhancer..............................................................................17
Debt Securities..............................................................................13
Debtors......................................................................................15
Definitive Securities........................................................................28
Depositaries.................................................................................25
Depositor.................................................................................3, 21
Direct Participants..........................................................................17
Discounted Contract Balance..................................................................10
Distribution Account.........................................................................30
DTC..........................................................................................11
Eligible Deposit Account.....................................................................30
Eligible Institution.........................................................................30
Eligible Investments.........................................................................30
Equipment..............................................................................1, 4, 19
Equity Certificates...........................................................................8
Equity Interest...............................................................................8
ERISA........................................................................................13
Euroclear Operator...........................................................................27
Euroclear Participants.......................................................................27
Event of Default.............................................................................28
Exchange Act..............................................................................2, 13
FASB 13......................................................................................10
Finance Leases...............................................................................10
Finance Subsidiary...........................................................................15
Fixed Income Securities.......................................................................6
Grantor Trust Securities.....................................................................13
Indenture.....................................................................................5
Indenture Trustee.............................................................................5
Indirect Participants....................................................................17, 25
Insolvency Laws..............................................................................15
Interest Rate..............................................................................2, 6
investment company............................................................................8
Investment Company Act........................................................................8




Investment Earnings..........................................................................30
Issuer....................................................................................3, 19
Lease.........................................................................................9
Lessee........................................................................................9
Lessor........................................................................................9
Master Trust..................................................................................8
Master Trust Agreement........................................................................8
Master Trust New Issuance....................................................................24
Notes......................................................................................1, 4
Originator.................................................................................1, 3
Participants.................................................................................25
Partnership Interests........................................................................13
Pass-Through Rate.............................................................................2
Payment Date..................................................................................7
Policy.....................................................................................1, 4
Pool Balance.................................................................................21
Pool Factor..................................................................................21
Pooling Agreement.............................................................................5
Pre-Funding Account..........................................................................10
Pre-Funding Period...........................................................................11
Prepayment...................................................................................17
Prospectus Supplement.........................................................................1
Purchase Contracts...........................................................................10
Rating Agencies..............................................................................13
Ratings Effect...........................................................................17, 25
Receivables............................................................................1, 4, 31
Receivables Acquisition Agreement............................................................19
Record Date...................................................................................7
Registration Statement........................................................................2
Remittance Period.............................................................................7
Securities............................................................................1, 12, 13
Securities Act................................................................................2
Security Insurer.............................................................................11
Securityholder...............................................................................26
Securityholders...........................................................................7, 33
Senior Securities.............................................................................6
Servicer...................................................................................1, 3
Servicer Default.............................................................................34
Servicer Defaults............................................................................33
Servicing Agreement...........................................................................5
Servicing Fee................................................................................32
Servicing Fee Rate...........................................................................32
Strip Securities..............................................................................6
Subordinate Securities........................................................................7
Sub-Servicer..................................................................................3
Terms and Conditions.........................................................................27
The Trust Agreement..........................................................................22
Transferor....................................................................................3
Trust......................................................................................1, 3
Trust Accounts...............................................................................30
Trust Agreement...........................................................................5, 29
Trust Fund.................................................................................1, 4
Trustee.......................................................................................5
Vendors.......................................................................................3

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


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

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

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NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                            ------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Table of Contents.....................................   S-iii
Summary...............................................    S-1
Risk Factors..........................................    S-4
Transaction Overview..................................    S-7
The Contract Pool.....................................    S-8
The Originator and the Servicer.......................   S-19
Formation of the Trust................................   S-22
Description of the Notes..............................   S-22
The Indenture Trustee and the Back-up Servicer........   S-32
Prepayment and Yield Considerations...................   S-33
The Note Insurance Policy.............................   S-38
The Note Insurer......................................   S-41
Material Federal Income Tax Conseqquences.............   S-43
State and Local Tax Considerations....................   S-47
ERISA Considerations..................................   S-47
Legal Investment......................................   S-48
Underwriting..........................................   S-48
Incorporation of Information by Reference.............   S-49
Additional Information................................   S-50
Experts...............................................   S-50
Legal Matters.........................................   S-50
Ratings...............................................   S-51
Glossary..............................................   S-52

                                   PROSPECTUS

Prospectus Supplement.................................      2
Available Information.................................      2
Incorporation of Certain Documents By Reference.......      2
Reports to Securityholders............................      2
Summary of Terms......................................      3
Risk Factors..........................................     14
The Trust Funds.......................................     18
The Issuers...........................................     19
The Receivables.......................................     20
Pool Factors..........................................     21
Use of Proceeds.......................................     21
The Depositor.........................................     21
The Trustee...........................................     22
Description of the Securities.........................     22
Description of the Trust Agreements...................     29
Certain Legal Aspects of the Receivables..............     36
Certain Tax Considerations............................     38
ERISA Considerations..................................     38
Methods of Distribution...............................     38
Legal Opinions........................................     39
Financial Information.................................     39
Additional Information................................     40
Index of Terms........................................     41

                                  $78,146,000

                            ABFS EQUIPMENT CONTRACT
                                  TRUST 1999-A
                                     ISSUER

                          AMERICAN BUSINESS FINANCIAL
                                 SERVICES, INC.

                        AMERICAN BUSINESS LEASING, INC.
                                    SERVICER

                             PRUDENTIAL SECURITIES
                         SECURED FINANCING CORPORATION
                                   DEPOSITOR

                                  $15,000,000
                                CLASS A-1 NOTES

                                  $13,000,000
                                CLASS A-2 NOTES

                                  $34,160,000
                                CLASS A-3 NOTES

                                  $10,000,000
                                CLASS A-4 NOTES

                                   $5,986,000
                                 CLASS B NOTES

                        EQUIPMENT CONTRACT-BACKED NOTES,
                                 SERIES 1999-A

                                ----------------
                             PROSPECTUS SUPPLEMENT
                                ----------------

                             PRUDENTIAL SECURITIES

                                 JUNE 24, 1999

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